UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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The Coca-Cola Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTA, GEORGIA

E. NEVILLE ISDELL
CHAIRMAN OF THE BOARD
                     AND
CHIEF EXECUTIVE OFFICER

March 9, 2007

Dear Shareowner:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareowners on Wednesday, April 18, 2007, at 10:30 a.m. at the Hotel du Pont, in Wilmington, Delaware.

At this year’s meeting, you will be asked to vote on the election of 11 Directors, ratification of Ernst & Young LLP’s appointment as independent auditors, approval of a performance incentive plan and five proposals of shareowners.

Attached you will find a notice of meeting and proxy statement that contain further information about these items and the meeting itself, including:

•       how to obtain an admission card, if you plan to attend; and

•       different methods you can use to vote your proxy, including the telephone and Internet.

If you are unable to attend the meeting in person, you may view the meeting on the web. Instructions on how to view the live webcast are set forth in the accompanying proxy statement. You cannot record your vote on this website.

Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

I hope to see you in Wilmington.

E. Neville Isdell

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 18, 2007, at 10:30 a.m., local time. The purposes of the meeting are:

1.    to elect 11 Directors to serve until the 2008 Annual Meeting of Shareowners;

2.    to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2007 fiscal year;

3.    to approve the Performance Incentive Plan of The Coca-Cola Company;

4.    to vote on five proposals submitted by shareowners if properly presented at the meeting; and

5.    to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 20, 2007 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

•       receive this notice of the meeting; and

•       vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners of record as of the close of business on February 20, 2007 for inspection by shareowners during normal business hours from April 7 through April 17, 2007 at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors
CAROL CROFOOT HAYES Associate General Counsel and Secretary

Atlanta, Georgia
March 9, 2007

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

THE COCA-COLA COMPANY
One Coca-Cola Plaza
Atlanta, Georgia 30313

March 9, 2007

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 18, 2007

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2007 Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”). The meeting will be held at the Hotel du Pont, Wilmington, Delaware, on April 18, 2007, at 10:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. We are first sending the proxy materials to shareowners on March 9, 2007.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Common Stock of the Company (the “Common Stock”) at the close of business on February 20, 2007, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 20, 2007, the record date, there were 2,315,288,508 shares of Common Stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.               What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2007 Annual Meeting of Shareowners. These three officers are Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague.

2.               What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague as proxies to vote on your behalf.

3.               What is the difference between a shareowner of record and a shareowner who holds stock in street name?

If your shares are registered in your name, you are a shareowner of record.

If your shares are held in the name of your broker or bank, your shares are held in street name.

4.               How do I attend the meeting?  What do I need to bring?

If you are a shareowner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy, as described in question 5.

You will also need to bring a photo ID to gain admission.

Please note that cameras, sound or video recording equipment, cellular telephones, or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.               How can I vote at the meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in question 4 to gain admission to the meeting. However, you will not be able to vote your shares at the meeting.

6.               What shares are included on the proxy card?

If you are a shareowner of record you will receive only one proxy card for all the shares of Common Stock you hold:

•       in certificate form;

•       in book-entry form;

•       in any Company benefit plan; and

•       in any Coca-Cola Enterprises Inc. (“CCE”) benefit plan.

If you hold shares in any Company benefit plan or CCE benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will vote your benefit plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the administrators, your voting instructions must be received by April 15, 2007.

7.               How can I view the live webcast of the meeting?

You can view the live webcast of the meeting by logging on to our website at
www.thecoca-colacompany.com and clicking on “Investors” and then on the link to the webcast. An archived copy of the webcast will be available until May 18, 2007.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

8.               What different methods can I use to vote?

By Written Proxy.   All shareowners of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker.

By Telephone or Internet.   All shareowners of record also can vote by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareowners’ identities, to allow shareowners to vote their shares, and to confirm that their instructions have been properly recorded.

In Person.   All shareowners of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy, as described in question 5.

9.               What is the record date and what does it mean?

The record date for the 2007 Annual Meeting of Shareowners is February 20, 2007. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of Common Stock at the close of business on the record date are entitled to:

•       receive notice of the meeting; and

•       vote at the meeting and any adjournments or postponements of the meeting.

10.       What can I do if I change my mind after I vote my shares?

Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

•       giving written notice to the Office of the Secretary of the Company;

•       delivering a later-dated proxy; or

•       voting in person at the meeting (unless you are a street name holder without a legal proxy, as described in question 5).

11.       Are votes confidential? Who counts the votes?

We will continue our long-standing practice of holding the votes of all shareowners in confidence from Directors, officers and employees except:

•       as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•       in case of a contested proxy solicitation;

•       if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•       to allow the independent inspectors of election to certify the results of the vote.

We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

12.       What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

In the vote on the election of 11 Director nominees to serve until the 2008 Annual Meeting of Shareowners, shareowners may:

•       vote in favor of all nominees;

•       vote in favor of specific nominees;

•       vote against all nominees;

•       vote against specific nominees;

•       abstain from voting with respect to all nominees; or

•       abstain from voting with respect to specific nominees.

Directors will be elected by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR each of the nominees.

13.       What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

In the vote on the approval of the appointment of Ernst & Young LLP as independent auditors, shareowners may:

•       vote in favor of the ratification;

•       vote against the ratification; or

•       abstain from voting on the ratification.

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the ratification.

14.       What are my voting choices when voting on the approval of the Performance Incentive Plan of The Coca-Cola Company (the “Performance Incentive Plan”), and what vote is needed to approve the plan?

In the vote on the approval of the Performance Incentive Plan, shareowners may:

•       vote in favor of the Performance Incentive Plan;

•       vote against the Performance Incentive Plan; or

•       abstain from voting on the Performance Incentive Plan.

The proposal to approve the Performance Incentive Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the Performance Incentive Plan.

15.       What are my voting choices when voting on each shareowner proposal properly presented at the meeting, and what vote is needed to approve any of the shareowner proposals?

A separate vote will be held on each of the five shareowner proposals that is properly presented at the meeting. In voting on each of the proposals, shareowners may:

•       vote in favor of the proposal;

•       vote against the proposal; or

•       abstain from voting on the proposal.

In order to be approved, each shareowner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote AGAINST each of the five shareowner proposals.

16.       What if I do not specify a choice for a matter when returning a proxy?

Shareowners should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•       FOR the election of all Director nominees;

•       FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors;

•       FOR the proposal to approve the Performance Incentive Plan; and

•       AGAINST each of the shareowner proposals that is properly presented at the meeting.

17.       How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18.       Does the Company have a policy about Directors’ attendance at the Annual Meeting of Shareowners?

The Company does not have a policy about Directors’ attendance at the Annual Meeting of Shareowners. All of the Directors attended the 2006 Annual Meeting of Shareowners.

19.       Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Review on the Internet?

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2006 and the Annual Review, are available on our website at
www.thecoca-colacompany.com. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Review by mail, most shareowners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareowners of Record.   If you vote on the Internet at www.investorvote.com/coca-cola, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eTree.com/coca-cola and following the enrollment instructions. As a thank you to each shareowner enrolling in electronic delivery, the Company will have a tree planted on your behalf at no cost to the shareowner.

Street Name Holders.   If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

20.       How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co. to assist with the solicitation of proxies for an estimated fee of $23,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

The Company’s By-Laws provide for the annual election of Directors. The Company’s By-Laws also provide that the number of Directors shall be determined by the Board, which has set the number at 11. The Company’s By-Laws further provide that, in an election of Directors where the number of nominees does not exceed the number of Directors to be elected, each Director must receive the majority of the votes cast with respect to that Director. If a Director is not elected, he or she has agreed that an irrevocable letter of resignation will be submitted to the Board. The Committee on Directors and Corporate Governance will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and the rationale behind it within 100 days of the certification of the election results. The Director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board of Directors that concern such resignation.

The terms of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams will expire at the 2007 Annual Meeting of Shareowners.

The Board has nominated each of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams to stand for reelection and to hold office until our 2008 Annual Meeting of Shareowners and until his or her successor is elected and qualified.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board of Directors recommends a vote FOR the election of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams.

HERBERT A. ALLEN	Director since 1982 Age 67

Mr. Allen is President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. Mr. Allen was a Managing Director of Allen & Company LLC, a privately held investment banking firm, from September 2002 to February 2003. He is a Director of Convera Corporation.

RONALD W. ALLEN	Director since 1991 Age 65

Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company, and held these positions from July 1997 through July 2005. Mr. Allen continues to serve as an Advisory Director. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is a Director of Aaron Rents, Inc., Aircastle Limited and Interstate Hotels & Resorts, Inc.

CATHLEEN P. BLACK	Director since 1993 Age 62

Ms. Black is President, Hearst Magazines, a unit of Hearst Corporation, a major media and communications company, and has held this position since November 1995. Ms. Black has been a Director of Hearst Corporation since January 1996. From May 1991 to November 1995, she served as President and Chief Executive Officer of the Newspaper Association of America, a newspaper industry organization. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation.

BARRY DILLER	Director since 2002 Age 65

Mr. Diller is Chairman of the Board and Chief Executive Officer of IAC/InterActiveCorp, an interactive commerce company. He is also Chairman of the Board and Senior Executive of Expedia, Inc., an online travel company. He has held his position with IAC or its predecessors since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. He is a Director of The Washington Post Company.

E. NEVILLE ISDELL	Director since 2004 Age 63

Mr. Isdell is Chairman of the Board and Chief Executive Officer of the Company, and has held these positions since June 1, 2004. From January 2002 to May 2004, Mr. Isdell was an international consultant to the Company. He was Chief Executive Officer of Coca-Cola Hellenic Bottling Company S.A. from September 2000 to May 2001 and Vice Chairman from May 2001 to December 2001. He was Chairman and Chief Executive Officer of Coca-Cola Beverages Plc from July 1998 to September 2000. Mr. Isdell joined the Coca-Cola system in 1966 with a local bottling company in Zambia. He held a variety of positions prior to serving as Senior Vice President of the Company from January 1989 until February 1998. He also served as President of the Greater Europe Group from January 1995 to February 1998. He is a Director of SunTrust Banks, Inc.

DONALD R. KEOUGH	Director since 2004 Age 80

Mr. Keough is nonexecutive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and has held this position for more than the past five years. Mr. Keough retired as President, Chief Operating Officer and a Director of the Company in April 1993, positions he had held since March 1981. He was again elected as a Director in February 2004. He is a Director of IAC/InterActiveCorp, Convera Corporation and Berkshire Hathaway Inc.

DONALD F. McHENRY	Director since 1981 Age 70

Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University, and a principal owner and President of The IRC Group, LLC, a Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a Director of International Paper Company.

SAM NUNN	Director since 1997 Age 68

Mr. Nunn is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a position he has held since 2001. The Nuclear Threat Initiative is a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. Mr. Nunn was a partner in the law firm of King & Spalding from 1997 to December 2003. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Chevron Corporation, Dell Inc. and General Electric Company.

JAMES D. ROBINSON III	Director since 1975 Age 71

Mr. Robinson is General Partner of RRE Ventures, a private information technology-focused venture capital firm, and has held this position since 1994. He is also President of JD Robinson, Inc., a strategic advisory firm and the nonexecutive Chairman of the Board of Bristol-Myers Squibb Company. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is also a Director of First Data Corporation and Novell, Inc.

PETER V. UEBERROTH	Director since 1986 Age 69

Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the nonexecutive Co-Chairman of Pebble Beach Company. Mr. Ueberroth is also a Director of Adecco SA, Aircastle Limited, Ambassadors International, Inc. and Hilton Hotels Corporation.

JAMES B. WILLIAMS	Director since 1979 Age 73

Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, Rollins, Inc. and RPC, Inc.

Ownership of Equity Securities of the Company

The following table sets forth information regarding beneficial ownership of Common Stock by each Director, each individual named in the Summary Compensation Table on page 44 (the “Named Executive Officers”), and our Directors and executive officers as a group, all as of February 20, 2007. The Company does not restrict pledges as pledging can provide a more attractive interest rate for personal loans. All shares held in brokerage margin accounts can be considered “pledged” and the Company has not forbidden margin accounts. None of the individuals named below has pledged any shares of Common Stock.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[17]
Herbert A. Allen	9,156,538	[1]		*
Ronald W. Allen	25,047	[2]		*
Cathleen P. Black	36,424	[3]		*
Barry Diller	1,212,146	[4]		*
Donald R. Keough	5,140,620	[5]		*
Donald F. McHenry	41,492	[6]		*
Sam Nunn	22,219	[7]		*
James D. Robinson III	84,835	[8]		*
Peter V. Ueberroth	99,161	[9]		*
James B. Williams	103,039,800	[10]	4.45%
E. Neville Isdell	1,188,712	[11]		*
Muhtar Kent	177,691	[12]		*
Gary P. Fayard	979,274	[13]		*
Mary E. Minnick	759,150	[14]		*
José Octavio Reyes	588,191	[15]		*
All Directors and Executive Officers as a Group (25 Persons)	124,911,360	[16]	5.37%

* Less than 1% of issued and outstanding shares of Common Stock.

1 Includes 2,847,920 shares held by Allen & Company Incorporated (“ACI”) and 14,160 share units credited under the Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”). Also includes 4,000 shares held in two trusts in which Mr. Allen, in each case, is one of five trustees. Also includes 10,400 shares held by Allen Capital International L.P., 14,007 shares held by Allen Capital L.P. and 266,051 shares held by Allen Capital II, L.P.; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares.

2 Includes 2,000 shares held by Mr. Allen’s wife; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 13,047 share units credited under the Directors’ Deferral Plan.

3 Includes 10,200 shares jointly held with Ms. Black’s husband. Also includes 26,224 share units credited under the Directors’ Deferral Plan.

4 Includes 1,200,000 shares which may be acquired upon the exercise of call options, purchased from an unrelated third party, which are presently exercisable. Also includes 11,146 share units credited under the Directors’ Deferral Plan.

5 Includes 6,000 shares held by a trust of which a management company in which Mr. Keough holds a significant interest is the trustee. Also includes 131,000 shares held by a foundation of which he is one of eight trustees. Mr. Keough disclaims beneficial ownership of these 137,000 shares. Also includes 3,620 share units credited under the Directors’ Deferral Plan.

 6 Includes 478 shares held by Mr. McHenry’s grandchildren. Also includes 15,620 share units credited under the Directors’ Deferral Plan.

7 Includes 21,219 share units credited under the Directors’ Deferral Plan.

8 Includes 31,600 shares held by a trust of which Mr. Robinson is a co-trustee. Also includes 21,088 share units credited under the Directors’ Deferral Plan. Does not include 2,118,000 shares held by a trust of which Mr. Robinson is a beneficiary.

9 Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife and 8,000 shares held by a foundation of which he is one of six directors. Also includes 38,161 share units credited under the Directors’ Deferral Plan.

10 Includes 87,160,212 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Also includes 42,888 share units credited under the Directors’ Deferral Plan.

11 Includes 4,917 shares credited to Mr. Isdell’s accounts under The Coca-Cola Company Thrift & Investment Plan (the “Thrift Plan”), 140,000 shares which are subject to transfer restrictions, and 7,695 share units credited to his account under the thrift portion of The Coca-Cola Company Supplemental Benefit Plan (the “Supplemental Plan”). Also includes 840,345 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

12 Includes 24,846 shares credited to Mr. Kent’s accounts under the Thrift Plan, 50,000 shares which are subject to performance criteria, and 945 share units credited to his account under the thrift portion of the Supplemental Plan. Also includes 57,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

13 Includes 5,641 shares credited to Mr. Fayard’s accounts under the Thrift Plan, 41,882 shares which are subject to transfer restrictions, 50,000 shares which are subject to performance criteria, and 5,594 share units credited to his account under the thrift portion of the Supplemental Plan. Also includes 847,750 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

14 Includes 19,378 shares credited to Ms. Minnick’s accounts under the Thrift Plan, 19,228 shares which are subject to transfer restrictions, 50,000 shares which are subject to performance criteria, and 5,737 share units credited to her account under the thrift portion of the Supplemental Plan. Also includes 608,320 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007. See page 65 for the effect of Ms. Minnick’s departure.

15 Includes 45,773 shares held by a trust in which Mr. Reyes has an indirect beneficial interest. Also includes 23,100 restricted stock units which are subject to transfer restrictions and 755 share units credited to Mr. Reyes’ account under The Coca-Cola Export Corporation International Thrift Plan (the “International Thrift Plan”).  Also includes 518,563 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

16 Includes 207,093 share units credited under the Directors’ Deferral Plan, 243,287 shares which are subject to transfer restrictions, 48,661 restricted stock units which are subject to transfer restrictions, 259,000 shares which are subject to performance criteria, 6,103,205 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007, 82,813 shares credited to accounts under the Thrift Plan, 8,370 share units credited to accounts under the International Thrift Plan and 34,389 share units credited to accounts under the thrift portion of the Supplemental Plan.

17 Share units credited under the Directors’ Deferral Plan, the International Thrift Plan and the thrift portion of the Supplemental Plan are not counted as outstanding shares in calculating these percentages.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and related regulations:

•       to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the “Exchange”); and

•       to furnish us with copies of the reports.

With one exception we received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as set forth below, we believe that all required Section 16(a) reports were timely filed in 2006. Dominique Reiniche filed a Form 5 on February 2, 2007 which included the late reporting of the sale of 8,899 shares on July 29, 2005 in connection with an option exercise.

Principal Shareowners

Set forth in the table below is information as of December 31, 2006 about persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of December 31, 2006
Berkshire Hathaway Inc.[1]	200,000,000	8.62%
440 Kiewit Plaza
Omaha, Nebraska 68131

1 Berkshire Hathaway Inc. (“Berkshire Hathaway”), a diversified holding company, has informed the Company that, as of December 31, 2006, it held an aggregate of 200,000,000 shares of Common Stock through subsidiaries.

Information About the Board of Directors and Corporate Governance

The Board is elected by the shareowners to oversee their interest in the long-term health and the overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareowners. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

The Committee on Directors and Corporate Governance periodically reviews and assesses the Company’s corporate governance policies.

The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, as well as all meetings of independent Directors. These meetings of non-management Directors are held on a regular basis and include the meeting at which the evaluation of the Chief Executive Officer is conducted. The Committee on Directors and Corporate Governance leads the Board’s process of Board and Committee evaluations and carefully examines the performance and qualifications of each incumbent Director before deciding whether to recommend him or her to the Board for renomination.

Independence Determination

In making independence determinations, the Board observes all criteria for independence established by the SEC, the Exchange and other governing laws and regulations. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent:

•       the Director must meet the bright-line independence tests under the listing standards of the Exchange; and

•       the Board must affirmatively determine that the Director otherwise has no material relationship with the Company directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.

The Board has adopted categorical standards which provide that the following will not be considered material relationships that would impact a Director’s independence:

1.    the Director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or 1% of the consolidated gross revenues of such organization, whichever is more;

2.    the Director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than $1 million or 1% of the total consolidated assets of the organization on which the Director or any member of his or her immediate family serves as an executive officer, whichever is more;

3.    the Director is a director or trustee, but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s outside auditing firm) that does business with, or receives donations from, the Company;

4.    the Director or any member of his or her immediate family holds a less than 10% interest in any other organization that has a relationship with the Company; or

5.    the Director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization’s consolidated gross revenues, whichever is more.

The Board did not consider transactions with entities in which the Director or an immediate family member served only as a director or trustee. Nor did the Board consider transactions of less than

$120,000 or transactions with entities in which the Director or an immediate family member had a less than 10% interest.

The Board, through its Committee on Directors and Corporate Governance, annually reviews all relevant business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that none of the following Directors has a material relationship with the Company and, as a result, such Directors are determined to be independent: Ronald W. Allen, Cathleen P. Black, Barry Diller, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams. None of the Directors who were determined to be independent had any relationships that were outside the categorical standards identified above. Warren E. Buffett, Maria Elena Lagomasino and J. Pedro Reinhard served on the Board until the expiration of their terms on April 19, 2006. The Board had determined that Ms. Lagomasino and Messrs. Buffett and Reinhard were independent for the period of their service on the Board during 2006.

The Board also examined the Company’s relationship with Hearst Corporation and its subsidiaries. Cathleen P. Black, one of our Directors, is Senior Vice President and a director of Hearst Corporation. She is also Senior Vice President and a director of Hearst Communications, Inc. and President of its Hearst Magazines division. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated revenues of both the Company and Hearst Corporation, (ii) the payments were for print and media advertising in the ordinary course of business, and (iii) the Company has had a relationship with Hearst Corporation for many years prior to Ms. Black’s relationship with either the Company or Hearst Corporation. This relationship is within the rules of the Exchange and falls within categorical standard number 1 above. The relationship is also consistent with Ms. Black’s status as an independent Director.

The Board examined payments made by the Company to IAC/InterActiveCorp and its subsidiaries (“IAC”) where Barry Diller, one of our Directors, is Chairman of the Board and Chief Executive Officer. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated revenues of both the Company and IAC, (ii) the payments were for on-line advertising in the ordinary course of business, and (iii) the Company has had a relationship with the predecessors of IAC for many years prior to Mr. Diller’s service as a Director of the Company. This relationship is within the rules of the Exchange and falls within categorical standard number 1 above. The relationship is also consistent with Mr. Diller’s status as an independent Director.

The relationship between the Company and Donald F. McHenry, one of our Directors, is described on page 23. The Board determined that this relationship is not material. The purchase of Mr. McHenry’s shares of Brucephil, Inc. (“Brucephil”), the parent company of The Philadelphia Coca-Cola Bottling Company, by Brucephil was part of an overall plan by the Company to purchase the remaining shares of Brucephil not already owned by the Company. Mr. McHenry was a passive investor in Brucephil, had owned the shares since 1988 and played no active role in the transaction. The relationship is within the rules of the Exchange and the Company sought and received the advice of the Exchange in determining Mr. McHenry’s independence. This relationship falls within categorical standard number 4 above. The relationship is also consistent with Mr. McHenry’s status as an independent Director.

The Board examined the Company’s charitable donations and sponsorships to Hands on Network, where Michelle Nunn, the daughter of Sam Nunn, one of our Directors, is President, Chief Executive Officer and a director. The Board determined that this relationship was not material since (i) the amounts involved were a small percentage of the revenues or donations received by Hands on Network and a small percentage of the Company’s overall charitable donations and sponsorships, and (ii) the donations and sponsorships were within the Company’s philosophy of supporting local and civic organizations in the communities where we operate. This relationship is within the rules of the Exchange and falls within categorical standard number 5 above. The relationship is also consistent with Mr. Nunn’s status as an independent Director.

The indirect relationship between the Company and James D. Robinson III, one of our Directors, is described on page 23. The Board determined that this relationship is not material given the indirect nature of his daughter-in-law’s interest and the fact that the Company’s business relationship with the Delaware North Companies, Inc. (“Delaware North”) has been in existence for over 75 years. The relationship is within the Company’s ordinary course of business and is within the rules of the Exchange. This relationship falls within categorical standard number 1 above. The relationship is also consistent with Mr. Robinson’s status as an independent Director.

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the National Basketball Association (the “NBA”) with which the Company has a contractual relationship. The relationship is described on page 23. The Board determined that this relationship is not material and is consistent with Mr. Ueberroth’s status as an independent Director.  The Company’s relationship with the NBA has been in existence since the late 1980’s, long before Mr. Ueberroth’s daughter served as an executive officer of that organization. This relationship is within the rules of the Exchange and falls within categorical standard number 1 above.

The relationship between the Company and Berkshire Hathaway is described beginning on page 23. Warren E. Buffett, a Director of the Company until April 19, 2006, is Chairman of the Board and Chief Executive Officer and the major shareowner of Berkshire Hathaway. Berkshire Hathaway is a greater than 5% shareowner of the Company. As of February 20, 2007, Berkshire Hathaway, through its subsidiaries, owned 200,000,000 shares of Common Stock with a market value of approximately $9.56 billion. Although some of the amounts involved in transactions between the Company and entities in which Berkshire Hathaway has a controlling or equity interest are substantial, in the aggregate they represent less than 1% of the consolidated gross revenues of Berkshire Hathaway. The Board determined that the relationships with companies in which Mr. Buffett holds an indirect interest are not material given the size of the gross revenues of Berkshire Hathaway and its substantial ownership in the Company. The Board also considered the fact that the Company’s relationships with International Dairy Queen, Inc., McLane Company, Inc., Moody’s Corporation and American Express Company were in existence prior to Berkshire Hathaway acquiring its interests. In addition, these relationships are on comparable terms with other similar relationships the Company has with entities not affiliated with Berkshire Hathaway. The relationships are within the Company’s ordinary course of business and are within the rules of the Exchange. This relationship falls within categorical standard number 1 above.

The independent Directors, who constitute a majority of the Board of Directors, are also identified by an asterisk on the next table. Even though he is not currently determined to be independent, Herbert A. Allen has contributed greatly to the Board of Directors and the Company through his wealth of experience, expertise and judgment.

The Board and Board Committees

In 2006, the Board of Directors held seven meetings and Committees of the Board of Directors held a total of 35 meetings. Overall attendance at such meetings was approximately 96%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2006.

The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance, an Executive Committee, a Finance Committee, a Management Development Committee and a Public Issues and Diversity Review Committee. The Board of Directors has adopted a written charter for each of these Committees. The full text of each Committee charter and the Company’s Corporate Governance Guidelines are available on the Company’s website located at www.thecoca-colacompany.com.

The following table describes the current members of each of the Committees and the number of meetings held during 2006.

	AUDIT	COMPENSATION	DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE	FINANCE	MANAGEMENT DEVELOPMENT	PUBLIC ISSUES AND DIVERSITY REVIEW
Herbert A. Allen				X	X	X
Ronald W. Allen*	X	X					X
Cathleen P. Black*		Chair					X
Barry Diller*			X		X	X
E. Neville Isdell				Chair
Donald R. Keough*						Chair	X
Donald F. McHenry*	X		X				Chair
Sam Nunn*		X			X
James D. Robinson III*		X	Chair			X
Peter V. Ueberroth*	Chair				X
James B. Williams*[1]	X			X	Chair	X
Number of Meetings	8	6	6	1	5	5	4

* Independent Directors

1 The Board of Directors has appointed Mr. Williams to the Audit Committee even though he serves on the audit committees of three other public companies. The Board of Directors believes its decision is in the best interests of shareowners. Mr. Williams is retired. The other three companies are related in that they share a common management and are under common control and so service is less burdensome than would be the case for three unrelated public companies. Mr. Williams’ experience and knowledge of the Company are very helpful to the Audit Committee.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the Company’s compliance with legal and regulatory requirements and its ethics program, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

•       have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

•       meet and review with management and the independent auditors the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•       meet and review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareowners) including (i) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the clarity of the disclosures in the financial statements; and (iii) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

•       review and discuss with management, the internal auditors and the independent auditors the Company’s policies with respect to risk assessment and risk management;

•       review and discuss with management, the internal auditors and the independent auditors the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures, and quarterly assessment of such controls and procedures;

•       establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

•       review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

Each member of the Audit Committee meets the independence requirements of the Exchange, the 1934 Act and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Peter V. Ueberroth.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to elected officers and senior executives of the Company. In fulfilling its duties, the Compensation Committee, among other things, shall:

•       measure the Chief Executive Officer’s performance against his goals and objectives pursuant to the Company plans;

•       determine the compensation of the Chief Executive Officer after considering the evaluation by the Board of Directors of his performance;

•       review and approve compensation of elected officers and all senior executives based on their evaluations, taking into account the evaluation by the Chief Executive Officer;

•       review and approve any employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each elected officer and senior executive of the Company;

•       approve, modify or amend all non-equity plans designed and intended to provide compensation primarily for elected officers and senior executives of the Company;

•       make recommendations to the Board regarding adoption of equity plans; and

•       modify or amend all equity plans.

Each member of the Compensation Committee meets the independence requirements of the Exchange, the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s Corporate Governance Guidelines.

To assist the Compensation Committee with its responsibilities, it has retained the services of the compensation consulting firm, Towers Perrin. The consultant reports to Cathleen P. Black, the Compensation Committee Chair. The role of executive officers in the compensation process is described on page 38.

The Compensation Committee also makes decisions which affect a larger group of employees. The Compensation Committee approves proposed plans and rewards systems. When the Compensation Committee approves financial targets and determines payments under the annual incentive plan which applies to the senior executives, it is also approving financial targets for a larger population of employees. The Compensation Committee also approves all stock option awards to approximately 7,000 recipients. The Compensation Committee also approves all awards of restricted stock and performance share units which also may be awarded to employees who are not elected officers or senior executives.

The Committee on Directors and Corporate Governance

Under the terms of its charter, the Committee on Directors and Corporate Governance is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Committee on Directors and Corporate Governance, among other things, shall:

•       seek individuals qualified to be Board members consistent with criteria established by the Board including evaluating persons suggested by shareowners or others;

•       recommend to the Board director nominees for the next annual meeting of shareowners;

•       oversee the evaluation of the Board and management;

•       gather and review information for the annual evaluation of the Chief Executive Officer to be presented to the Board for discussion and review;

•       periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any changes to the Board for approval;

•       consider issues involving related party transactions with Directors and similar issues; and

•       review and recommend all matters pertaining to fees and retainers paid to Directors.

The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, including the meeting in which the Chief Executive Officer’s performance is evaluated, and at all meetings of independent Directors. The current Chairman of the Committee on Directors and Corporate Governance is James D. Robinson III.

Each member of the Committee on Directors and Corporate Governance meets the independence requirements of the Exchange and the Company’s Corporate Governance Guidelines.

The Executive Committee

Under the terms of its charter, the Executive Committee has the authority to exercise the power and authority of the Board between meetings, except the powers reserved for the Board or the shareowners by Delaware Law.

The Finance Committee

Under the terms of its charter, the Finance Committee is appointed to assist the Board in discharging its responsibilities relating to oversight of the Company’s financial affairs. In fulfilling its duties, the Finance Committee, among other things, shall:

•       formulate and recommend for approval to the Board the financial policies of the Company;

•       maintain oversight of the budget and financial operations of the Company;

•       review and recommend capital expenditures to the Board;

•       evaluate the performance of and returns on approved capital expenditures; and

•       recommend dividend policy to the Board.

The Management Development Committee

Under the terms of its charter, the Management Development Committee aids the Board in discharging its responsibilities relating to succession planning and oversight of talent development for senior positions.

The Public Issues and Diversity Review Committee

Under the terms of its charter, the Public Issues and Diversity Review Committee aids the Board in discharging its responsibilities relating to public issues and diversity. In fulfilling its duties, the Public Issues and Diversity Review Committee, among other things, shall:

•       review the Company’s policy and practice relating to significant public issues of concern to shareowners, the Company, the business community and the general public;

•       monitor the Company’s progress towards its diversity goals, compliance with its responsibilities as an equal opportunity employer and compliance with any legal obligation arising out of employment discrimination class action litigation; and

•       review and recommend the Board’s position on shareowner proposals in the annual proxy statement.

Director Nominations

The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by shareowners. Shareowners who wish the Committee on Directors and Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors and Corporate Governance in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. Recommendations by shareowners that are made in accordance with these procedures will receive the same consideration by the Committee on Directors and Corporate Governance as other suggested nominees.

In its assessment of each potential candidate, including those recommended by shareowners, the Committee on Directors and Corporate Governance will review the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Committee on Directors and Corporate Governance determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership. The Committee on Directors and Corporate Governance will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Nominees may be suggested by Directors, members of management, shareowners or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Committee on Directors and Corporate Governance considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, quality of experience, the needs of the Company and the range of talent and experience already represented on the Board.

The Committee on Directors and Corporate Governance sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director. The Company has engaged the firm Egon Zehnder International to assist in the development and execution over time of a board succession plan.

Certain Related Person Transactions

Herbert A. Allen

Herbert A. Allen, one of our Directors, is President, Chief Executive Officer and a Director of Allen & Company Incorporated (“ACI”) and a principal shareowner of ACI’s parent. ACI is an indirect equity holder of Allen & Company LLC (“ACL”). ACI transferred its investment and financial advisory services business to ACL in September 2002.

ACI has leased and subleased office space since 1977 in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In June 2005, ACI assigned the lease and sublease to ACL. In 2006, ACL paid approximately $4.0 million in rent and related expenses and it is expected that ACL will pay a higher amount in 2007 as a result of a rent escalation clause in the lease. In the opinion of management, the terms of the lease, which was modified in 2002, are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the lease.

Donald F. McHenry

Donald F. McHenry, one of our Directors, had a very small percentage interest as a passive shareowner in Brucephil. Mr. McHenry had owned the shares since 1988. The Company, Brucephil and the controlling shareowners of Brucephil entered into various agreements designed to lead to the acquisition by the Company of the shares of Brucephil not currently owned by the Company. In connection with the agreements, the Company required that Brucephil repurchase the equity interests of the non-controlling shareowners, including Mr. McHenry. The price for the repurchase was approved by the Company and the Company financed a portion of the associated costs. In connection with the repurchase, Mr. McHenry received approximately $3.0 million for his shares.

James D. Robinson III

A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. Pursuant to certain long-term agreements, the Company is the preferred beverage supplier for Delaware North. In addition, the Company has a sponsorship agreement with a subsidiary of Delaware North relating to the TD Banknorth Garden in Boston. In 2006, Delaware North and its subsidiaries made payments totaling approximately $4.0 million to the Company directly and through bottlers and other agents to purchase fountain syrups and other products in the ordinary course of business. Also, in 2006 the Company paid Delaware North and its subsidiaries approximately $2.1 million in marketing payments in the ordinary course of business. The Company has had a relationship with Delaware North for over 75 years. In the opinion of management, the terms of the agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreements.

Peter V. Ueberroth

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the NBA. The Company and the NBA have entered into a four-year partnership agreement. The Company made payments totaling approximately $11.8 million to the NBA in 2006 for marketing, media placement, advertising, sponsorship, tickets and other similar items in the ordinary course of business. The Company has had a relationship with the NBA since the late 1980’s. In the opinion of management, the terms of the agreement are fair and reasonable. Mr. Ueberroth receives no benefit from this relationship.

Berkshire Hathaway

Berkshire Hathaway is a significant shareowner of the Company. Additionally, Warren E. Buffett, a Director of the Company until April 19, 2006, is Chairman of the Board, Chief Executive Officer and the major shareowner of Berkshire Hathaway. McLane Company, Inc. (“McLane”) is a wholly owned subsidiary of Berkshire Hathaway. In 2006, McLane made payments totaling approximately $106.7 million to the Company to purchase fountain syrup and other products in the ordinary course of business. Also in 2006, McLane received from the Company approximately $6.8 million in agency commissions relating to the sale of the Company’s products to customers in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of McLane in 2003 and is on terms substantially similar to the Company’s relationships with other customers.

International Dairy Queen, Inc. (“IDQ”) is a wholly owned subsidiary of Berkshire Hathaway. In 2006, IDQ and its subsidiaries made payments totaling approximately $2.0 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products in the ordinary course of business. Also in 2006, IDQ and its subsidiaries received promotional and marketing incentives based on both corporate and franchised stores volume totaling approximately $1.1 million from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of IDQ and is on terms substantially similar to the Company’s relationships with other customers.

FlightSafety International, Inc. (“FlightSafety”) is a wholly owned subsidiary of Berkshire Hathaway. In 2006, the Company entered into a five-year agreement with FlightSafety to provide pilot, flight attendant and mechanic training services to the Company, services it had provided in prior years. In 2006, the Company paid FlightSafety approximately $468,000 for providing these services to the Company in the ordinary course of business. In the opinion of management, the terms of the FlightSafety contract are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the contract.

XTRA Corporation is a wholly owned subsidiary of Berkshire Hathaway. In 2006, the Company paid approximately $352,000 to XTRA Corporation for an equipment lease of trailers used to transport and store product in the ordinary course of business. In the opinion of management, the terms of the lease are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the lease.

Berkshire Hathaway holds a significant equity interest in Moody’s Corporation, to which the Company paid fees of approximately $318,000 in 2006 for rating our commercial paper programs and other services in the ordinary course of business. The relationship with Moody’s Corporation is on terms substantially similar to the Company’s relationships with similar companies.

Berkshire Hathaway also holds a significant equity interest in American Express Company (“American Express”). In 2006, the Company paid fees of approximately $732,000 for credit card memberships, business travel and other services in the ordinary course of business to American Express or its subsidiaries. The Company received from American Express approximately $393,000 in rebates and incentives in the ordinary course of business.

Approval of Related Person Transactions

In general, the Company will enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Committee on Directors and Corporate Governance, determines that the Related Person Transaction is reasonable and fair to the Company.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•       any person who is, or at any time during the applicable period was, a Director of the Company or a nominee for Director;

•       any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock;

•       any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, nominee for Director or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director or more than 5% beneficial owner of the Common Stock; and

•       any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

When a new Related Person Transaction is identified, it is brought to the Committee on Directors and Corporate Governance to determine if the proposed transaction is reasonable and fair to the Company. The Committee on Directors and Corporate Governance considers, among other things, the recommendation of the employees directly involved in the transaction and the recommendation of the Chief Financial Officer.

However, many transactions which constitute Related Person Transactions are ongoing and some arrangements predate any relationship with the Director or predate the Director’s relationship with the Company. For example, ACI’s lease of space at 711 Fifth Avenue predates Mr. Herbert Allen’s service as a Director and was in place when the Company acquired the property as part of the purchase of Columbia Pictures in 1982.

When a transaction is ongoing any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

Identifying possible Related Person Transactions involves the following procedures in addition to the completion and review of the customary Directors’ and Executive Officers’ Questionnaires.

The Company annually requests each Director to verify and update the following information:

•  a list of entities where the Director is an employee, director or executive officer;

•  each entity where an immediate family member of a Director is an executive officer;

•  each firm, corporation or other entity in which the Director or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•  each charitable or non-profit organization where the Director or an immediate family member is an employee, executive officer, director or trustee.

A nominee for Director is also requested to provide the Company with the foregoing information. The Company then compiles a list of all such persons and entities, including all subsidiaries of the entities identified. The Office of the Secretary reviews the updated list and expands the list if necessary, based on a review of SEC filings, Internet searches and applicable websites.

Once the list of persons and entities, generally totalling over 2,500 entities, has been reviewed and updated, it is distributed within the Company to identify any potential transactions. This list is also sent to each of the Company’s approximately 350 accounting locations to be compared to the lists of payables and receivables.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. The information is reviewed and relevant information is presented to the Committee on Directors and Corporate Governance in order to obtain approval or ratification of the transactions and to review in connection with its recommendations to the Board on the independence determinations of each Director.

Director Compensation

During 2006 there were two plans in place for compensating Directors. For Directors who were not standing for reelection in April 2006, the plan that was already in place was used (the “Prior Plan”). A new plan, the Compensation Plan for Non-Employee Directors of The Coca-Cola Company (the “Directors’ Plan”), was adopted for continuing Directors. The terms of each plan are separately explained below. In addition, all amounts earned under the Directors’ Plan and some of the amounts earned under the Prior Plan were eligible to be deferred under the Directors’ Deferral Plan. That plan is also explained below.

DIRECTOR COMPENSATION IN 2006
(CURRENT DIRECTORS)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Herbert A. Allen	$0	$69,912	$0	$0	$0	$ 0	$ 69,912
Ronald W. Allen	0	69,912	0	0	0	342	70,254
Cathleen P. Black	0	69,912	0	0	0	342	70,254
Barry Diller	0	69,912	0	0	0	342	70,254
Donald R. Keough	0	69,912	0	0	0	0	69,912
Donald F. McHenry	0	69,912	0	0	0	1,021	70,933
Sam Nunn	0	69,912	0	0	0	600	70,512
James D. Robinson III	0	69,912	0	0	0	1,021	70,933
Peter V. Ueberroth	0	69,912	0	0	0	600	70,512
James B. Williams	0	69,912	0	0	0	1,021	70,933

No employee who serves as a Director is paid for those services.

In 2006 the Board of Directors adopted the Directors’ Plan in order to link the pay of the Directors more closely with the interests of shareowners. Under the Directors’ Plan, each Director was credited with the number of share units equal to the number of shares of Common Stock which could be purchased on February 16, 2006 with $175,000. On each dividend date the number of units was adjusted as though the dividends had been reinvested. In February 2009 performance for the three-year period 2006-2008 will be certified. If the performance target is met, the units will be paid in cash equal to the number of units multiplied by the fair market value of the shares of Common Stock. If the performance target is not met, the Directors will receive nothing.

For the first three-year performance period the Board set a target of 8% compound annual growth in earnings per share. The Company’s 2005 earnings per share of $2.17 (after considering items impacting comparability) is used as the base for this calculation. No meeting, attendance or committee chair fees are paid under the Directors’ Plan. The Board of Directors has the discretion to make a one-time cash award to any new Director.

The amounts reported in the Stock Awards column (column (c)) reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of equity share units granted to each of the Directors in 2006, calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“SFAS 123R”). The expense is determined by dividing the number of equity share units by three and then multiplying by the average of the high and low prices of the Common Stock on the reporting date. The expense is recorded if the Company’s internal projections determine that it is probable that the performance goal will be met. The grant date fair value of the awards of equity share units to the Directors listed in the Director Compensation in 2006 (Current Directors) table was $175,000.

As of December 31, 2006, each Director listed in the Director Compensation in 2006 (Current Directors) table had 4,347 equity share units which will vest in February 2009 if the performance criterion is satisfied.

DIRECTOR COMPENSATION IN 2006
(FORMER DIRECTORS)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Warren E. Buffett	$ 16,500	$22,980	$0	$0	$0	$0	$39,480
Maria Elena Lagomasino	15,500	22,980	0	0	0	74	38,554
J. Pedro Reinhard	15,500	22,980	0	0	0	114	38,594

Since Messrs. Buffett and Reinhard and Ms. Lagomasino did not stand for reelection, they were compensated under the Prior Plan for the portion of the year they served as Directors. Under the Prior Plan, non-management Directors received an annual retainer fee of $125,000, of which $50,000 was paid in cash and $75,000 credited in share units to the account of each Director under the Directors’ Deferral Plan (as discussed below). The retainer was payable quarterly and was prorated for the period of service on the Board. These Directors also received a $1,000 fee for each Board or Committee meeting attended during 2006.

The amounts reported in the Stock Awards column (column (c)) reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of equity share units granted to each of the Directors in 2006, calculated in accordance with SFAS 123R. The deferred retainer fee of $18,750 is used to determine the number of equity share units credited based on the average high and low prices of the Common Stock on the date of grant. Hypothetical dividends are reinvested into equity share units based on the average high and low prices of the Common Stock on the dividend payment date. The expense is determined by multiplying the number of equity share units by the average of the high and low prices of the Common Stock on the reporting date. The grant date fair value of the awards of share units to the Directors listed in the Director Compensation in 2006 (Former Directors) table was $18,750.

The information below is applicable to both tables.

For Directors who elected coverage prior to 2006, the Company also provides health and dental insurance coverage on the same terms and cost as available to U.S. employees. In addition, the Company offers to non-management Directors the opportunity to elect insurance coverage, including $30,000 term life insurance for each Director and $100,000 group accidental death and dismemberment insurance. Group travel accident insurance coverage of $200,000 is provided to all Directors while traveling on Company business. The total costs for these insurance benefits to all of the non-management Directors in 2006 was $35,027. The Company also provides its products to Directors. The total cost of Company products provided during 2006 to all of the non-management Directors was approximately $7,000.

The amounts shown in the All Other Compensation column (column (g)) reflect the premiums for life insurance provided to each Director during 2006. For Messrs. Buffett and Reinhard and Ms. Lagomasino the amount reflects the premium during their service on the Board during 2006.

The Directors’ Deferral Plan provides that non-management Directors may elect to defer receipt of all or part of the cash settlement of the share units, if earned, under the Directors’ Plan, or the $50,000 cash portion of the retainer under the Prior Plan, until date(s) no earlier than the year following the year in which they leave the Board. Under the Directors’ Deferral Plan, retainer fees may be deferred in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units are credited with hypothetical dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. Both cash deferrals and share unit deferrals will be paid in cash in accordance with the terms of the Directors’ Deferral Plan. The Directors’ Deferral Plan does not provide for above market or preferential earnings (as those terms are defined by the SEC).

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Philosophy and Objectives

Our compensation philosophy is to drive and support the Company’s long-term goal of sustainable growth and total shareowner return. By “sustainable growth,” we mean investing in our long-term opportunities while meeting our short-term commitments.

We have a global compensation framework that is designed to ensure that:

•    our rewards reinforce a high-performing culture;

•    we develop our employees to their highest potential;

•    we focus on those programs that will drive sustainable growth and that employees value; and

•    we have a common and transparent approach for decision making with respect to compensation decisions.

We design our compensation programs to:

•       make clear the relationship between the performance of each of our employees, including the Named Executive Officers, and the Company’s overall performance;

•       pay for performance and behaviors that reinforce the values underlying our “Manifesto for Growth,” including leadership, passion, integrity, accountability, collaboration, innovation and quality;

•       achieve our objectives, yet be transparent in intent and simple in design; and

•       optimize our investment in labor costs by investing in those plans that not only drive business performance but that are competitive and valued by our employees, including the Named Executive Officers.

We pay for performance. When the Named Executive Officers deliver results commensurate with pre-set quantifiable objectives, they are rewarded accordingly. Our approach is more fully explained below. We have designed our programs in this manner to ensure that a significant portion of executive compensation is at risk and subject to performance criteria aligned with creating return for our shareowners.

Generally, we have no employment contracts with our executives or employees, unless required by local law. There is a contract with Mr. Reyes since all of our Mexican employees have employment contracts in accordance with Mexican law.

Elements of Compensation

Each element of our compensation programs is intended to encourage and foster the following results and behaviors:

Total direct compensation is comprised of base salary, annual incentives and long-term equity compensation.

Annual Compensation

Base Salary.   We pay a base salary to attract talented executives and provide a secure base of cash compensation. Annual increases, typically determined by the Compensation Committee in February of each year, are not assured and adjustments take into account the individual’s performance, responsibilities, experience, and internal equity, as well as external market practices that are discussed under “Benchmarking” below. The process for determining base salary is the same for all of our employees, including the Named Executive Officers.

Base salary guidelines for the executive officers are set by the Compensation Committee after considering competitive market data and affordability for the Company. Individual increases are determined after a case-by-case evaluation by the executive’s manager. The Chief Executive Officer then evaluates recommendations for each Named Executive Officer prior to submitting to the Compensation Committee for final review and approval. The Compensation Committee relies to a large extent on the Chief Executive Officer’s evaluation of each Named Executive Officer’s performance in deciding whether to make an adjustment to his or her base salary in a given year. In the case of a change in role, we carefully consider new responsibilities, external pay practices and internal equity in addition to past performance and experience.

With respect to our Chief Executive Officer, Mr. Isdell, the full Board approves his individual goals at the beginning of each year and evaluates his progress against the goals at mid-year and at the end of the year. In 2006, the Compensation Committee made no increase to Mr. Isdell’s base salary. The Compensation Committee was of the view that Mr. Isdell’s base salary was at a competitive level and that any adjustments to compensation in 2006 should focus on the long-term nature of his responsibilities. The Compensation Committee awarded a 10% increase for Mr. Fayard, a 5% increase for Ms. Minnick and a 5% increase for Mr. Reyes. Mr. Kent’s base salary was first increased 60% in February 2006 as a result of his promotion to President, Coca-Cola International. This promotion gave Mr. Kent operational responsibility for operating groups accounting for more than 80% of the Company’s operating profit. Mr. Kent’s salary was subsequently increased an additional 25% effective January 1, 2007 as a result of his promotion to President and Chief Operating Officer of the Company. The increases for these Named Executive Officers were a result of the process described above.

Annual Incentive.   While our goal is long-term sustainable growth, the Compensation Committee chooses to pay annual incentives to reward Named Executive Officers for individual performance and operational results for an operating group and/or overall Company performance on an annual basis. The annual objectives are carefully chosen to ensure integration and alignment with our overall long-term objectives. At the start of the incentive period, a target amount is designated by the Compensation Committee, based on a percentage of base salary. In 2006, annual target percentages for the Named Executive Officers were: Mr. Isdell 200%, Mr. Kent 150%, Mr. Fayard 125%, Ms. Minnick 125%, and Mr. Reyes 125%. The amount of an actual award is based on financial and individual performance measured at the end of the fiscal year. In 2006, approximately 8,700 employees, including the Named Executive Officers, participated in a common annual incentive plan.

Financial Performance.   Financial performance is determined after the end of the fiscal year based on actual business results versus pre-established business objectives. Generally, the Compensation Committee sets the annual financial performance percentages, which determine payouts, at the beginning of the performance period within a range for possible financial performance levels. The final financial performance is reflected as a percentage amount. For example, achieving target financial performance would yield an award of 100% of the target amount set at the beginning of the year. Financial performance determines the total amount of dollars available for the incentive pool.

Our incentive plans include a wide variety of shareowner-approved measures of business performance from which the Compensation Committee may choose in establishing performance targets. These are:

• unit case sales (volume)	• growth in economic profit
• earnings per share	• operating profit or operating profit margin
• net income	• share of sales
• return on assets	• average annual growth in earnings per share
• total shareowner return	• shareowner value
• cash flow	• gross profit
• economic value added	• profit before tax
• revenue growth	• quality as determined by the Company’s quality index
• operating expenses

The Compensation Committee typically selects two or three measures at the beginning of the performance period that will focus the participants, including the Named Executive Officers, on those behaviors and short-term decisions that will drive sustainable growth.

When deciding what financial measures to use at the start of a plan year, and the target level of achievement of those measures, the Compensation Committee carefully considers the state of the

Company’s business and what measures are most likely to focus the participants, including the Named Executive Officers, on making decisions that deliver short-term results aligned with our long-term goals. Financial performance is measured separately for the Company as a whole and for an operating unit. In 2006, performance for the Company as a whole was measured 50% on volume and 50% on net income. For an operating unit, the measure was 50% volume and 50% profit before tax, both calculated for the operating unit. Additionally, the Compensation Committee required specific volume metrics for different types of products, such as sparkling beverages and water. In February 2006, the Compensation Committee set the minimum, target and maximum levels for each measure. The levels vary by geography due to the volatility of certain emerging markets. Named Executive Officers receive:

•       no payment for results that do not meet a minimum performance level;

•       a payment of at least 10% but less than 100% of the target award opportunity if the minimum level of performance is exceeded but does not meet the expected level of performance;

•       a payment of at least 100% but less than 200% of the target award opportunity if the level of performance achieves or exceeds the target performance level but does not attain maximum performance level; and

•       a payment of 200% of the target award opportunity if the maximum level of performance is met or exceeded.

In each case, the amount of the payment actually received will also depend on individual performance, as described below.

Financial performance has exceeded the target in each of the last three years, though the maximum has never been achieved.

Depending on the Named Executive Officer’s responsibilities, financial performance is measured and determined based solely on Company-wide performance, or a combination of Company and operating group performance, as appropriate. Performance objectives for Messrs. Isdell and Fayard and Ms. Minnick were determined entirely on total Company performance. Mr. Kent’s financial performance percentage was determined based 50% on the performance of the Company as a whole and 50% on the performance of Coca-Cola International. Mr. Reyes’ financial performance percentage was determined based 50% on the performance of the Company as a whole and 50% on the Latin America Group’s performance. The financial performance is reviewed by the Audit Committee and certified by the Controller prior to the February meeting of the Compensation Committee. The Compensation Committee carefully considers any possible exceptions, such as the occurrence of a natural disaster or political turmoil in a given location or other circumstances. There were no special adjustments in 2006 that affected the compensation of any of the Named Executive Officers. The Compensation Committee determined to use the same performance measures for the 2007 annual incentive plan.

Personal Performance.   Individual performance is determined after the end of the fiscal year based on actual performance of the individual participants in the annual incentive plan, including the Named Executive Officers, versus their pre-established individual objectives. These objectives were set for each Named Executive Officer after individual discussion with the Chief Executive Officer and applied to the personal performance factor of the annual incentive as well as to the base salary increase process. The personal performance factor is multiplied by the financial results to determine the final award amount. The personal performance factor varies from 0% to 160%. The evaluation of the participants, including the Named Executive Officers, results in a personal performance factor which is also reflected as a percentage. For example, achieving target individual performance would yield a result of 100%.

Determination Formula.   The amount of each actual annual incentive award payout, including the payout to our Named Executive Officers, is determined as follows:

Base Salary × Annual Incentive Target %

× Financial Performance % × Personal Performance Factor %

In addition, the annual incentive is adjusted up or down to reflect performance against pre-established inclusion and diversity goals. If performance is below the set goals, the annual incentive for U.S. based senior executives, including the U.S. based Named Executive Officers, is reduced by up to 20%. If goals are exceeded, the annual incentives for U.S. based senior executives, including the U.S. based Named Executive Officers, can be increased by up to 2%. For 2006, the Company exceeded its goals and incentives for U.S. based Named Executive Officers were increased by less than 1%.

The determination of the annual incentive payments, as well as base salary increases, does not impact the calculation of the other elements of total direct compensation.

Incentive for Mr. Isdell.   In determining Mr. Isdell’s 2006 annual incentive award, the Compensation Committee took into account his leadership of the organization and the Company’s strong performance over the past year. In particular, the Company delivered results at the top end of its long-term volume and profit targets.  The Company achieved 4% growth in sparkling beverages – the highest growth since 1998 – and 7% growth in still beverages. The Company also returned $5.4 billion to shareowners, through stock repurchases and dividends. Our total return to shareowners, representing share price appreciation and dividends, was 23% in 2006.

In addition, Mr. Isdell:

•  reinvigorated marketing and accelerated innovation, including nearly 600 new product launches;

•  improved the Company’s executive bench strength and leadership pipeline;

•  improved Company-owned bottling operations and created a more comprehensive partnership model with our bottling system;

•  improved employee morale as demonstrated by improved engagement scores;

•  led the Company to even more responsible corporate citizenship; and

•  improved the Company’s leadership standing in the area of diversity.

Long-Term Equity Compensation

General.   We provide performance-based long-term equity compensation opportunities to our senior executives, including the Named Executive Officers, as part of their competitive pay package because we believe they tie the interests of these individuals directly to the interests of our shareowners and thus indirectly serve to increase shareowner returns. We also believe long-term equity compensation is an important retention tool. We generally award long-term equity compensation in two forms:  stock options and performance share units. In certain circumstances, we may use performance-based restricted stock instead of performance share units. In addition, we sometimes use performance share units or performance-based restricted stock with modest performance hurdles as a retention tool so that the award is, in essence, service-based, but provides the Company with a tax deduction. In 2006, we did not award any time-based restricted stock. The details of our long-term equity compensation plans can be found beginning on page 67.

Prior to 2006, Named Executive Officers, other than the Chief Executive Officer, were usually awarded both stock options and performance share units at the Compensation Committee’s meeting in

December. Beginning in 2007, all equity grants will generally be awarded in February as was the case for the Chief Executive Officer. We changed the date that equity grants are made to align decisions for all elements of compensation to the same date. We make relatively few grants at other times during the year, and the grants are usually in connection with hiring or compliance with foreign regulations. This change in grant date explains why none of the Named Executive Officers, other than the Chief Executive Officer, received stock options or performance share units in 2006. No employee received extra grants as a result of the change in grant date.

The Compensation Committee determines actual award levels based on individual performance and expected potential for future contributions to our growth. The Compensation Committee also takes into account an individual’s history of past awards, time in current position, and any change in responsibility. Long-term equity awards play no role in the determination of retirement benefits. Because our long-term incentive plans are performance-based, if the minimum level of performance is not achieved, the Named Executive Officer realizes no benefit from the award.

Stock Options.   We believe stock options are inherently performance-based because the exercise price is equal to the market value of the underlying stock on the date the option is granted, and therefore the option has value to the holder only if the market value of the Common Stock appreciates over time. Thus, stock options are intended to provide equity compensation to our employees, including our Named Executive Officers, while simultaneously creating value for our shareowners.

As evidenced by our 2006 Outstanding Equity Awards at Fiscal Year-End table on page 54, our Named Executive Officers hold many stock options with exercise prices that are higher than the market value of the Common Stock as of the end of the fiscal year. As a result, consistent with our pay for performance philosophy, they have not received significant realizable value on this element of their compensation, since shareowners have not enjoyed appreciation in the stock price.

Unlike the performance share units, which are generally limited to senior executives, we grant options to approximately 7,000 employees. There is no relationship between the timing of the award of equity grants and our release of material, non-public information. The fair market value of a share of Common Stock is the average of the high and low prices on the date of grant. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. Except in the case of new hires, where the grant date may occur in the future, or to comply with foreign regulations, including tax regulations, the grant date is the date the Compensation Committee took action. The Company believes that the measure used in its plans, the average of the high and low prices of the Common Stock on the grant date, is more representative of the fair value than an arbitrary closing price. This measure has been used by the Company for over 20 years.

Performance Share Units.   Awards of performance share units are currently limited to our senior executives, including the Named Executive Officers. Performance share units provide an opportunity for these executives to receive restricted stock if certain Company performance-related criteria are met for the performance period. Dividends are only paid once the performance criteria are met. The following are shareowner-approved measures from which the Compensation Committee may choose when granting awards:

•  increase in shareowner value

•  earnings per share

•  net income

•  return on assets

•  return on shareowners’ equity

•  increase in cash flow

•  operating profit or operating margins

•  revenue growth

•  operating expenses

•  quality as determined by the Company’s quality index

•  economic profit

•  return on capital

•  return on invested capital

•  earnings before interest, taxes, depreciation and amortization

•  goals relating to acquisitions or divestitures

•  unit case volume

•  operating income

•  brand contribution

•  value share of nonalcoholic ready-to-drink segment

•  volume share of nonalcoholic ready-to-drink segment

•  net revenue

•  gross profit

•  profit before tax

For the most recent performance periods the performance measure was compound annual growth in earnings per share. The Compensation Committee chose this measure as it believed such measure is a key metric for our growth model as it was determined to align closely the interests of the senior executives with those of our shareowners. Growth in earnings per share has historically correlated with our share price. Generally, the Compensation Committee sets the target level for a three-year performance period. For the 2006-2008 performance period, the Compensation Committee set the performance target at 8% compound annual growth in earnings per share. The threshold award requires 6% growth and the maximum award is earned at 10% growth. No award is earned if growth is less than 6%.

Mr. Isdell received a target award of 160,000 performance share units in February 2006 at the regularly scheduled Compensation Committee meeting. Due to the change in normal grant date as discussed above, there were no regularly scheduled grants of performance share units in 2006, except to the Chief Executive Officer. The other Named Executive Officers received performance share units for the 2006–2008 performance period in December 2005.

In determining the minimum, target and maximum earnings per share levels, the Compensation Committee may consider the specific circumstances facing the Company for the specific performance period. Actual awards range from 0% to 150% of the target number of performance share units awarded. For the 2006–2008 performance period, Named Executive Officers receive:

•  no award for performance results over the period that do not meet the minimum performance level;

•  an award between 60% but less than 100% of the target amount if the minimum level of performance is exceeded, but results do not meet the expected level;

•  an award between 100% of the target amount but less than 150% of the target amount if expected performance is met or exceeded but the maximum level of performance is not achieved; and

•  an award of 150% of the target amount if the maximum performance level is achieved or exceeded.

Performance-Based Restricted Stock.   Awards of performance-based restricted stock are generally limited to our senior executives, including the Named Executive Officers, and are used in special circumstances. Messrs. Kent and Fayard each received a grant of 50,000 shares of performance-based restricted stock in February 2006 after the Compensation Committee determined that their roles are critical to the future success of the Company. These two grants have a very modest performance requirement of 2% growth in net income over a five-year period and are intended to serve as retention grants. Dividends are paid during the performance period and are retained even if performance targets are not met.

Selection and Weighting of Components of Compensation

The Compensation Committee determines the mix and weightings of each of our compensation elements by considering data from our peer group. Generally, in 2006 as has been the case in the past several years, the Compensation Committee decided to allocate the most significant percentage of targeted compensation to long-term equity incentive awards. Base salary is the only portion of compensation that is assured. While the Compensation Committee has established a framework to assure that approximately 80% of overall target total direct compensation is at risk for senior executives, actual amounts paid or forfeited depend on business and individual performance.

Base salary constitutes up to 20% of target total direct compensation and short and long-term incentive compensation is designed to constitute 80% or more of target total direct compensation for senior executives, including the Named Executive Officers. The Compensation Committee used its judgment and discretion in deciding the mix and value of total long-term equity compensation. The Compensation Committee uses performance share units and/or restricted stock as well as options to motivate executives to think like shareowners and to focus on the long-term performance of the business. All are performance-based and payout is entirely determined by Company performance. Performance share units and restricted stock are designed to mirror shareowner interests and make executives sensitive to downside risk because a decrease in the stock price affects overall compensation.

Benchmarking

We use a peer group of companies as a reference for determining competitive total compensation packages. The Compensation Committee established this peer group in 2003, and periodically reviews its members to ensure that it is still pertinent for comparison purposes. The peer group was last reviewed in 2006. Currently, our peer group consists of the following companies:

• 3M Company	• Hewlett-Packard Company	• Nike, Inc.
• Abbott Laboratories	• H.J. Heinz Company	• PepsiCo, Inc.
• Altria Group, Inc.	• Intel Corporation	• Pfizer Inc.
• American Express Company	• International Business	• Schering-Plough
• Anheuser-Busch Companies, Inc.	Machines Corporation	Corporation
• Bank of America Corporation	• Johnson & Johnson	• The Home Depot, Inc.
• Bristol-Myers Squibb Company	• Kimberly-Clark Corporation	• The Procter & Gamble
• Citigroup Inc.	• Kraft Foods Inc.	Company
• Colgate-Palmolive Company	• McDonald’s Corporation	• The Walt Disney
• Eli Lilly and Company	• Merck & Co., Inc.	Company
• General Electric Company	• Microsoft Corporation	• Unilever PLC
• General Mills, Inc.	• Nestlé S.A.	• Wyeth

These companies were selected because we share many distinguishing criteria, including, but not limited to, a common industry, similar distribution system challenges, market capitalization, global operations, significant brand equity and/or certain financial criteria. We also compete with these companies for executive talent.

For 2006, the Compensation Committee benchmarked the 50th, 60th and 75th percentiles of the peer group’s pay practices to gain an understanding of competitive pay practices. Finally, internal pay practices and external data were used to adjust, as necessary, our salary and total direct compensation ranges for Named Executive Officers. For 2006, the Compensation Committee chose the 60th percentile as a reference point with respect to base salary and annual incentive. A Named Executive Officer’s base salary, for example, may be higher or lower than the reference point based on personal performance, skills and experience in the current role. The actual ranges for total direct compensation encompass the median to 75th percentile. This is to recognize the influence and impact of the Company on the entire Coca-Cola system, which is primarily comprised of independent bottlers and is substantially larger and more complex than the Company alone. The Compensation Committee believes that these broad ranges appropriately reflect the Company’s role in the overall system.

Typically, the Compensation Committee first obtains data for target total direct compensation for each executive position (for example, Chief Executive Officer or Chief Financial Officer) or a group of positions (for example, operating group president) in order to gain insights and understanding of current market practice. A compensation consultant from Towers Perrin assists the Compensation Committee in gathering and analyzing the data. This market information is used to inform the Compensation Committee’s thinking and to aid in establishing internal pay ranges for each senior executive, including the Named Executive Officers. The Compensation Committee then evaluates current internal levels of pay against these benchmarks, internal equity considerations, and financial affordability to construct total direct compensation ranges that reflect competitive practice and allow for differentiation in levels of pay with respect to individual performance.

Role of Executive Officers

Our Director of Human Resources takes directions from and brings suggestions to the Compensation Committee. She oversees the actual formulation of plans incorporating the suggestions of the Compensation Committee and its compensation consultant. She provides information to the Compensation Committee on how employees are evaluated and the overall results of the evaluations. She assists the Chair of the Compensation Committee in preparing the agenda for its meetings. As discussed above, the Chief Executive Officer reports on his evaluations of the senior executives, including the other Named Executive Officers. He makes compensation recommendations for the other Named Executive Officers with respect to base salary, merit increases and annual and long-term incentives which are the basis of discussion with the Compensation Committee. The Chief Financial Officer evaluates the financial implications of any Compensation Committee action.

Additional Information

Benefits

In the United States, executive benefits are determined by the same criteria applicable to the general employee population. International plans may vary, but each Named Executive Officer receives only the benefits offered in the relevant broad-based plan. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. These benefits help the Company be competitive in attracting and retaining employees. Benefits help to keep employees focused without distractions related to paying for health care, adequate savings for retirement and similar issues.

Perquisites

The Company provides those perquisites that it feels are necessary to enable the Named Executive Officers to efficiently perform their responsibilities and to minimize distractions.

The Board requires Mr. Isdell to fly on the Company aircraft for business and personal use to provide security given the high visibility of the Company and its brands, to maximize his productive time, and to ensure his quick availability. Mr. Isdell’s use of a car and driver for commuting and business enhances security and allows Mr. Isdell to work productively during transport. Mr. Reyes and his spouse each had the use of a car and driver around the clock for security reasons in Mexico City. Mr. Kent and his family had the use of a car and driver in Istanbul for security purposes. No other Named Executive Officer is provided with a car and driver for personal use.

The Company reimburses its senior executives, including the Named Executive Officers, for financial planning up to $13,000 per year for Mr. Isdell and $10,000 a year for other senior executives. The Company provides this reimbursement for two reasons. First, it allows the executive to stay focused on the business and cuts down on the time devoted to and distraction caused by personal financial planning. Secondly, this benefit also helps to ensure that the executive realizes the full value of compensation awarded. While it would be simpler to eliminate this benefit, which represents a very small percentage of compensation, the benefit to the Company would not be assured. This benefit is only available as a reimbursement, not as a guaranteed amount.

For a more detailed discussion of these perquisites and their valuation, see the the discussion of All Other Compensation beginning on page 47.

Post-Termination Compensation

Retirement Plans

The Named Executive Officers, except for Mr. Reyes, are eligible to participate in the Employee Retirement Plan of The Coca-Cola Company (the “Retirement Plan”) and the retirement portion of the Supplemental Plan, as are substantially all of our non-union U.S. employees. We do not have specific retirement plans for any Named Executive Officer. Mr. Isdell also accrues benefits under The Coca-Cola Export Corporation Overseas Retirement Plan (the “Overseas Plan”). These plans prohibit duplication of benefits. We adopted these plans as an additional means to attract and retain employees. The retirement plans provide employees, including the Named Executive Officers, the opportunity to plan for future financial needs during retirement. The actual benefit is calculated on the same basis for all participants in a given plan and is based on:

•  length of service;

•  covered compensation (generally base salary and annual incentive); and

•  age at retirement.

Mr. Reyes participates in the Plan Futura (the “Mexico Plan”) along with all other employees based in Mexico and his benefit is calculated in the same manner as all other participants in the Mexico Plan.

Stock options, restricted stock, performance share units and other long-term equity compensation, as well as any extraordinary remuneration, play no part in the calculation of retirement benefits. It is sometimes necessary to make up for retirement benefits forfeited at the prior employer, sometimes by adding years of benefit service. These exceptions are rare and usually relate to the hiring of an executive at a senior level. No Named Executive Officer, however, has been credited with additional years of benefit service or granted an exception. For a more detailed discussion on the retirement plans and the accumulated benefits under these plans, see the 2006 Pension Benefits table and the accompanying narrative beginning on page 57.

Deferred Compensation Plan

We adopted The Coca-Cola Company Deferred Compensation Plan (the “Deferred Compensation Plan”) in 2002. We chose to offer this program because, consistent with our philosophy, it provides an opportunity for the U.S. based participants, including the eligible Named Executive Officers, to save for future financial needs at little cost to the Company. The amount of salary and annual incentive earned by the employee is not affected by the plan. The plan essentially operates as an uninsured, tax-advantaged personal savings account of the employee, administered by the Company, and contributes to the Company’s attractiveness as an employer. It also serves as a retention tool. The Company may hedge the liability, invest the cash retained and/or use the cash in its business. The plan does not guarantee a return or provide for above-market preferential earnings.

For a more detailed discussion of the deferred compensation arrangements relating to our Named Executive Officers, see the 2006 Nonqualified Deferred Compensation table and accompanying narrative on page 59.

Severance Plan

The Company has a severance plan for its U.S. based employees which operates in limited circumstances such as when an employee’s position is eliminated. All non-union, non-manufacturing U.S. employees, including the U.S. based Named Executive Officers, are covered by the plan and payments are based on level of responsibility, seniority and/or length of service. For the U.S. based Named Executive Officers, the maximum payment under the plan is two times base salary. The Company has no other termination arrangements with any of the Named Executive Officers and generally does not enter into employment contracts, except outside of the United States in accordance with local law. The Company provides this plan to assist employees in their transition to new employment. For a more detailed discussion of these severance arrangements, see Payments on Termination or Change in Control beginning on page 60.

Change in Control

The Company has change in control provisions in its annual incentive plan, its equity compensation plans and U.S. retirement plans, and these provisions apply equally to all participants in the plans, including the Named Executive Officers. We have no additional change in control contracts or arrangements with any of the Named Executive Officers.

The change in control provisions were adopted to ensure that, in the event that the Company is considering a change in control transaction, the employees involved in considering the offer will not be tempted to act in their own interests rather than the interests of the shareowners. The employees would likely not be in a position to influence the Company’s performance after a change in control and may not be in a position to earn their incentive awards or vest in their equity awards. Thus, the provisions are designed to make a transaction neutral to the employees’ economic interests.

The annual incentive plan provides that the annual incentive be paid at target (and in no event above target) upon a change in control, prorated for the actual number of months worked in the year.

Generally, our equity compensation plans provide that restricted stock and stock options will vest in full upon a change in control. Performance share units generally have no change in control provisions. However, if restricted stock has been awarded after the performance goals have been met, any additional time-based restrictions will lapse upon a change in control.

The Compensation Committee believes that the provisions provided for under both our annual incentive plan and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change in control even if he or she is not terminated. These plans provide, however, that the Board of Directors may determine in advance of the change in control event that the provisions would not apply and therefore no accelerated vesting would occur.

There is also a change of control benefit in the Company’s U.S. retirement plans that affects all of our U.S. employees equally. Upon a change in control, the earliest retirement age is reduced from age 55 with ten years of service to age 50 with ten years of service. The employee must actually leave the Company within two years of a change in control in order to receive this benefit. There are no additional credited years of service. The Company believes these provisions help to attract and retain employees and provide some relief to anxieties about job security. For a more detailed discussion of these change in control arrangements, see Payments on Termination or Change in Control beginning on page 60.

Tax Compliance Policy

Section 162(m) of the Code limits deductibility of certain compensation for the Chief Executive Officer and the four other executive officers who are highest paid and employed at year-end to $1 million per year. If certain conditions are met, compensation may be excluded from the $1 million limit. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the Company where possible and where it does not add a layer of complexity to the plans or administration. Our shareowner-approved incentive plans, stock option plans and certain awards under The Coca-Cola Company 1989 Restricted Stock Award Plan (the “1989 Restricted Stock Plan”) meet the conditions necessary for deductibility. However, the Compensation Committee may exercise discretion in those instances where the mechanistic approaches under tax laws would compromise the interests of shareowners.

Tax and Accounting Implications of Each Form of Compensation

•       Salary is expensed when earned and is not deductible over $1 million for covered employees.

•       Annual incentives are expensed during the year when payout is probable. The portion paid under shareowner-approved measures meets the requirements of Section 162(m) of the Code and is deductible. The portion paid under non-objectively verifiable criteria is not deductible over $1 million under Section 162(m) of the Code for covered employees.

•       Stock options are expensed over the shorter of the vesting period or the service period.  The stock option plans have been approved by shareowners and awards are deductible under Section 162(m) of the Code.

•       Performance share units are expensed over the shorter of the performance period and the subsequent holding period or the service period. In both cases, they are expensed when payout is probable. Restricted stock is awarded after performance share units are earned. The plan has been approved by shareowners and compensation is deductible under Section 162(m) of the Code.

•       Performance-based restricted stock is expensed over the performance and service period when payout is probable. The plan has been approved by shareowners and compensation is deductible under Section 162(m) of the Code.

•       Time-based restricted stock is expensed over the service period. The plan has been shareowner-approved but time-based restricted stock is not deductible over $1 million under Section 162(m) of the Code for covered employees. No non-deductible restricted stock grants were made to the Named Executive Officers in 2006.

Ownership Guidelines

For many years, the Company has had ownership guidelines for senior executives, including the Named Executive Officers. The Compensation Committee monitors compliance annually. Each executive has five years to meet his or her target. Targets increase with rank in the organization. Mr. Isdell meets his target of the lesser of (i) the number of shares with a market value equal to five times salary or (ii) 150,000 shares. Mr. Kent meets his target for his position in 2006 of the lesser of (i) the number of shares with a market value equal to four times salary or (ii) 60,000 shares. Messrs. Fayard and Reyes and Ms. Minnick meet their target of the lesser of (i) the number of shares with a market value equal to three times salary or (ii) 40,000 shares. Shares counted toward the guidelines include:

•       shares held of record or in a brokerage account by the Named Executive Officer or his or her spouse;

•       shares held in the Thrift Plan, including any Company match;

•       shares of time-based restricted stock; and

•       performance-based restricted stock after the necessary performance criteria (other than any holding period) have been satisfied.

If an executive is promoted and the target is increased, an additional two-year period is provided to meet the target.

Trading Controls

Senior executives, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into transactions in Company stock, including those involving derivatives, other than the exercise of employee stock options. Permission is not granted for hedging transactions. Generally, trading is permitted only during announced trading periods.

The Company does not restrict pledges as pledging can provide a more attractive interest rate for personal loans. All shares held in brokerage margin accounts can be considered “pledged” and the Company has not forbidden margin accounts.

The Named Executive Officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without preapproval or when trading is restricted.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Cathleen P. Black, Chair
Ronald W. Allen
Sam Nunn
James D. Robinson III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the four independent Directors listed above. Other than James D. Robinson III, Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than his or her directorship.

A daughter-in-law of James D. Robinson III, one of our Directors and a member of the Compensation Committee, has an indirect minority equity interest in Delaware North. The Company’s relationship with Delaware North is described on page 23.

EXECUTIVE COMPENSATION

The following tables, narrative and footnotes discuss the compensation for 2006 of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers.

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
E. Neville Isdell Chairman of the Board and Chief Executive Officer	2006	$1,500,000	$0	$12,128,912	$7,290,000	$5,500,000	$5,371,105	$545,407	$32,335,424
Muhtar Kent President and Chief Operating Officer	2006	773,077	0	1,232,275	1,072,533	1,809,962	532,178	871,563	6,291,588
Gary P. Fayard Executive Vice President and Chief Financial Officer	2006	616,298	0	4,347,292	2,056,278	1,493,588	563,197	69,499	9,146,152
Mary E. Minnick Executive Vice President and President, Marketing, Strategy and Innovation	2006	623,123	0	2,320,681	1,535,033	1,706,958	531,755	237,535	6,955,085
José Octavio Reyes President, Latin America Group	2006	543,793	0	3,563,129	1,693,724	1,185,810	1,535,201	446,839	8,968,496

Bonus

The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2006. All annual incentive awards for 2006 were performance-based. These payments, which were made under the Company’s annual performance-based incentive plan, are reported in the Non-Equity Incentive Plan Compensation column (column (g)).

Stock Awards

The amounts reported in the Stock Awards column (column (e)) reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of performance share units (“PSUs”) or restricted stock to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. This means that these numbers will be hard to compare with prior proxy statements. Portions of awards over several years are included. It is difficult to make comparisons between Named Executive Officers since retirement eligibility also influences accounting expense. Accounting expense is also affected by the current probability of meeting or exceeding performance targets, because that is how they are expensed. To see the value of awards made to the Named Executive Officers in 2006, see the 2006 Grants of Plan-Based Awards table on page 51. To see the value actually received by the Named Executive Officers in 2006, see the 2006 Option Exercises and Stock Vested table on page 56. Specifically, the number in the table above includes:

•       for Mr. Isdell, $2,772,442 for PSUs granted in February 2005, $7,568,000 for PSUs granted in February 2006 and $1,788,470 for restricted stock granted in July 2004. The shares of restricted stock granted in July 2004 were included in the Summary Compensation table in the 2005 proxy statement. Both PSU grants have been previously reported;

•       for Mr. Kent, $816,375 for PSUs granted in December 2005 and $415,900 for performance-based restricted stock granted in February 2006;

•       for Mr. Fayard, $1,118,003 for PSUs granted in December 2003, $1,369,133 for PSUs granted in December 2004, $1,399,500 for PSUs granted in December 2005, $6,506 for restricted stock granted in October 1994, $38,250 for restricted stock granted in October 1998, and $415,900 for performance-based restricted stock granted in February 2006;

•       for Ms. Minnick, $852,126 for PSUs granted in December 2003, $695,689 for PSUs granted in December 2004, $326,550 for PSUs granted in December 2005, and $446,316 for performance-based restricted stock granted in April 2005; and

•       for Mr. Reyes, $1,080,618 for PSUs granted in December 2003, $1,176,311 for PSUs granted in December 2004 and $1,306,200 for PSUs granted in December 2005.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”). The Company grants PSUs and restricted stock under the 1989 Restricted Stock Plan. The material provisions of the 1989 Restricted Stock Plan are described beginning on page 67.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding stock awards is reflected in the 2006 Outstanding Equity Awards at Fiscal Year-End table on page 54.

Option Awards

The amounts reported in the Option Awards column (column (f)) represent the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of grants of options to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of awards over several years are included. This means that these numbers will be hard to compare with prior proxy statements. It is difficult to make comparisons between Named Executive Officers since retirement eligibility also influences accounting expense. To see the value of awards made to the Named Executive Officers in 2006, see the 2006 Grants of Plan-Based Awards table on page 51. To see the value actually received by the Named Executive Officers in 2006, see the 2006 Option Exercises and Stock Vested table on page 56. Specifically, the number in the table above includes:

•       for Mr. Isdell, options granted in February 2006;

•       for Mr. Kent, options granted in May 2005 and December 2005;

•       for Mr. Fayard, options granted in December 2002, December 2003, December 2004 and December 2005;

•       for Ms. Minnick, options granted in December 2002, December 2003, December 2004 and December 2005; and

•       for Mr. Reyes, options granted in December 2002, December 2003, December 2004 and December 2005.

Details of each of the grants reflected above can be found in the 2006 Outstanding Equity Awards at Fiscal Year-End table on page 54.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to Consolidated Financial Statements in the Form 10-K. The options were awarded under The Coca-Cola Company 2002 Stock Option Plan (the “2002 Stock Option Plan”). The material provisions of the 2002 Stock Option Plan are described on pages 62 and 67.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding option awards is reflected in the 2006 Outstanding Equity Awards at Fiscal Year-End table on page 54.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column (column (g)) reflect the amounts earned and payable to each Named Executive Officer for 2006 under the Company’s annual incentive plan. The material provisions of that plan are described on page 67. These amounts are the actual amounts earned under the awards described in the 2006 Grants of Plan-Based Awards table on page 51. Payments under the annual incentive plan were calculated as described in Compensation Discussion and Anyalsis beginning on page 31.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column (h)) are comprised entirely of changes between December 31, 2005 and December 31, 2006 in the actuarial present value of the accumulated pension benefits of each of the Named Executive Officers. The Named Executive Officers receive pension benefits under the same formula applied to all salaried non-union U.S. employees, except for Mr. Reyes who receives benefits under the same terms applicable to the Company’s employees based in Mexico.

None of the Named Executive Officers received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts. The material provisions of the Company’s pension plans and Deferred Compensation Plan are described beginning on page 65 and on page 68.

The assumptions used by the Company in calculating the change in pension value are described on page 58.

The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column (h)) are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the years ended December 31, 2005 and December 31, 2006. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s pension plans during any given year.

The Company’s pension programs operate in the same manner for all participants in each plan and there is no special formula for the Chief Executive Officer or any other Named Executive Officer.

The retirement plans calculate benefits using the employee’s eligible compensation for the highest five consecutive years out of the last 11 years of vesting service. Mr. Isdell’s change in pension value is significant because he was rehired after retirement at a substantially higher rate of pay. As of December 31, 2006 he had 32.5 years of service. As a result, each year Mr. Isdell works as Chairman and Chief Executive Officer replaces an earlier year of lower eligible compensation. This treatment applies to all plan participants.

All Other Compensation

The amounts reported in the All Other Compensation column (column (i)) reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) amounts contributed by the Company to the Thrift Plan, the thrift portion of the Supplemental Plan, and the Mexico Plan (collectively, the “Company Thrift Plans”); and (iv) the dollar value of life insurance premiums paid by the Company. Amounts contributed to the Company Thrift Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Thrift Plans are described beginning on page 66.

The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by SEC rules to be separately quantified. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

	Perquisites and Other Personal Benefits						Additional All Other Compensation
Name	Aircraft Usage	Car and Driver	Club Memberships	Security	International Service Program Benefits	Financial Planning	Tax Reimbursement	Company Contributions to Company Thrift Plans	Life Insurance Premiums
E. Neville Isdell	$172,298	$82,097	$0	$64,766	N/A	$ 0	$43,146	$180,000	$3,100
Muhtar Kent	—	71,098	0	68,819	$644,449	—	28,417	47,098	1,404
Gary P. Fayard	—	0	0	0	N/A	0	2,256	65,439	1,404
Mary E. Minnick	—	0	N/A	0	177,544	—	0	54,718	673
José Octavio Reyes	—	264,960	N/A	90,005	N/A	0	32,818	37,977	20,679

Aircraft Usage

The Company aircraft were made available to the Named Executive Officers for their personal use in the following situations:

•       Mr. Isdell is required by the Board to use Company aircraft for all travel, both business and personal. This is required for security purposes for the Chief Executive Officer of our Company which has highly symbolic and well recognized brands, as well as to make sure he can be immediately available to respond to business priorities from any location around the world. This arrangement also allows travel time to be used productively for our Company. Mr. Isdell, and his immediate family traveling with him, uses the Company aircraft for a reasonable number of personal trips.

The personal trips are often scheduled in conjunction with a business trip. Mr. Isdell is reimbursed for the tax liability associated with the personal use of the Company aircraft.

•       Infrequently, spouses/guests of Named Executive Officers ride along on Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use has minimal cost to the Company. No tax reimbursement is provided to the Named Executive Officer in this situation.

In 2006, personal use of the Company aircraft by the Named Executive Officers was less than 3% of the total legs flown.

In determining the incremental cost to the Company of the personal use of Company aircraft, the Company calculates, for each aircraft, the direct variable operating cost on an hourly basis, including all costs that may vary by the hours flown. Items included in calculating this cost are:

•       aircraft fuel and oil;

•       travel, lodging and other expenses for crew;

•       prorated amount of repairs and maintenance;

•       prorated amount of rental fee on airplane hangar;

•       catering;

•       logistics (landing fees, permits, etc);

•       telecommunication expenses and other supplies; and

•       the amount, if any, of disallowed tax deductions associated with such use.

When the aircraft are already flying to a destination for business purposes, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining the aggregate incremental cost of the use to the Company.

Car and Driver

During 2006, Messrs. Isdell, Kent and Reyes were each provided with a car and driver.

Mr. Isdell is provided a car and driver both for security purposes and to maximize his efficiency during business hours. When not being utilized by Mr. Isdell, his car and driver are used for other Company business. However, the Company has included the entire cost of the car and driver, including all salary, benefits and related employment costs.

Mr. Reyes and his spouse are each provided with a specially equipped car and driver around the clock for security purposes in Mexico City. Mr. Kent and his spouse were provided with a car and driver in Istanbul for security purposes.

The costs to the Company for this benefit are as follows:

Mr. Isdell - car $9,925; driver $72,172;
Mr. Kent - car $29,345; driver $41,753; and
Mr. Reyes - cars $145,909; drivers $119,051.

Club Memberships

Club memberships are provided to the Named Executive Officers when necessary for business purposes. Mr. Reyes and Ms. Minnick were not provided with club memberships. Monthly dues are paid by the Company; however, the Named Executive Officers are taxed on a pro-rata portion of the dues associated with any personal use of the clubs. The Company does not provide any tax reimbursement in connection with the personal use of the clubs. There was no personal use of clubs by any Named Executive Officers in 2006.

Security

The Company provides a comprehensive security program and monitoring system for Mr. Isdell. This includes monitoring equipment at his homes and Company-paid security personnel. Mr. Reyes, based in Mexico City, is provided with security personnel at his residence as well as monitoring of his car and his wife’s car. Mr. Kent was provided with a comprehensive security system in Istanbul. No other Named Executive Officer is provided with Company-paid security, except where necessary when traveling overseas.

International Service Program Benefits

The Company provides benefits to International Service Associates under the International Service Program, the material provisions of which are described on page 68. Currently there are approximately 500 participants in the program. The International Service Program is designed to relocate and support employees who are sent on an assignment outside of their home country. The purpose of the program is to make sure that when the Company requests a move to a location foreign to the associate economic considerations do not play a role. This helps the Company quickly meet its business needs around the world and develop its employees.

Mr. Kent participated in the International Service Program in 2006 while based in Hong Kong.  Mr. Kent has not participated in the International Service Program since he assumed his current Atlanta-based position. The amounts reported include payments for housing expenses, auto expenses, home leave, allowances reflecting the conditions in the host country, relocation expenses associated with his move to Atlanta, tax equalization payments and other program allowances. The amount of the tax equalization could be deemed a tax reimbursement; however, since an International Service Associate is subject to hypothetical taxes pursuant to the International Service Program, these amounts are more properly characterized as International Service Program benefits. Note that payments for tax equalization may occur in the year following the actual tax year.

The costs to the Company for Mr. Kent in 2006 were:

Housing Expenses	Auto Expenses	Home Leave	Host Country Allowance	Relocation	Tax Equalization	Other Program Allowances
$334,696	$22,251	$11,667	$7,143	$8,077	$243,532	$17,083

The amounts for Ms. Minnick relate to tax-related items that were paid in 2006, including tax equalization payments arising from her prior international assignment which ended in 2005. Ms. Minnick did not participate in the International Service Program in 2006.

Financial Planning

The Company provides a taxable reimbursement to the Named Executive Officers for financial planning services, which may include tax preparation and estate planning services. No tax reimbursements are provided to the Named Executive Officers in this situation. The amounts reimbursed are included in the All Other Compensation column (column (i)) of the 2006 Summary Compensation Table.

Additional All Other Compensation

Tax Reimbursements.   The amounts reported above represent tax reimbursements paid to each Named Executive Officer. Other than for Mr. Reyes, all amounts are related to use of Company aircraft.

Although Mr. Reyes is not an International Service Associate, the Company applies certain tax equalization provisions of that policy to Mr. Reyes because he incurred U.S. tax obligations due to his work responsibilities in the United States. This reimbursement is intended to ensure that Mr. Reyes is not advantaged or disadvantaged from a tax standpoint as a result of his responsibilities for the Company. The entire amount reflected for Mr. Reyes is this reimbursement.

As explained above, the Company reimburses Mr. Isdell for taxes incurred because of his personal use of Company aircraft. For all of the Named Executive Officers, the Company reimburses for taxes incurred when spouses or guests travel for business purposes.

We impute income to the executive when the use of Company aircraft is considered personal for tax purposes. To calculate taxable income, the Standard Industry Fare Level rates set by the Internal Revenue Service are used. Where a tax reimbursement is authorized, it is calculated using the highest marginal federal tax rate, applicable state rate and Medicare rates. The rate used to calculate taxable income has no relationship to the incremental cost to the Company associated with the use of the aircraft. Any tax reimbursement associated with use of the Company aircraft is included in the “Tax Reimbursement” column of the table.

Contributions to Company Thrift Plans.   The Company makes matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company Thrift Plans, as applicable.

The amounts reflected above represent the following contributions by the Company:

•       for Mr. Isdell, $6,600 to the Thrift Plan and $173,400 to the thrift portion of the Supplemental Plan;

•       for Mr. Kent, $6,600 to the Thrift Plan and $40,498 to the thrift portion of the Supplemental Plan;

•       for Mr. Fayard, $6,600 to the Thrift Plan and $58,839 to the thrift portion of the Supplemental Plan;

•       for Ms. Minnick, $6,600 to the Thrift Plan and $48,118 to the thrift portion of the Supplemental Plan; and

•       for Mr. Reyes, $2,093 to a savings fund and $35,884 contributed to the defined contribution portion of the Mexico Plan.

Life Insurance Premiums.   The Company provides limited life insurance to all U.S based employees, including the U.S. based Named Executive Officers, equal to the lesser of their base salary or $300,000. The Company provides life insurance to all Mexico based employees equal to 30 months base salary. The amounts reported above represent the premiums paid for this insurance.

Conversion of Amounts Paid to Mr. Reyes

Mr. Reyes, as a Mexico based employee, is paid in Mexican Pesos. In calculating the dollar equivalent for disclosure purposes, the Company converts each payment into dollars based on the average exchange rate in effect for the month in which the payment was made.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Closing	Grant Date Fair Value of Stock
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Underlying Options (#) (j)	Awards ($/Sh) (k)	Price on Grant Date	and Option Awards (l)
E. Neville Isdell	02/16/2006				96,000	160,000	240,000				$ 6,054,400
	02/16/2006							900,000	$ 41.39	$ 41.59	7,290,000
	02/15/2006	$ 0	$ 3,000,000	$ 9,792,000
Muhtar Kent	02/15/2006					50,000					2,079,500
	02/15/2006	0	1,200,000	3,916,800				N/A	N/A	N/A
Gary P. Fayard	02/15/2006					50,000					2,079,500
	02/15/2006	0	788,288	2,572,970				N/A	N/A	N/A
Mary E. Minnick	02/15/2006	0	788,288	2,572,970				N/A	N/A	N/A
José Octavio Reyes	02/15/2006	0	663,390	2,122,848				N/A	N/A	N/A

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Payments under these awards have already been determined, will be made on March 15, 2007 and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the 2006 Summary Compensation Table. The amounts in the table directly above represent the grants made in February 2006 to each of the Named Executive Officers.

Financial performance is measured separately for the Company as a whole and for an operating unit. In 2006, performance for the Company as a whole was measured 50% on volume and 50% on net income. For an operating unit, the measure was 50% volume and 50% profit before tax, both calculated for the operating unit. Financial performance for Messrs. Isdell and Fayard and Ms. Minnick was entirely based on the performance of the Company as a whole. Financial performance for Messrs. Kent and Reyes was based 50% on the performance of Coca-Cola International and the Latin America group, respectively, and 50% on the performance of the Company as a whole. The target performance level for each performance criteria was established with reference to the appropriate business plan.

For 2006, the target incentive percentages of base salary were as follows: Mr. Isdell 200%; Mr. Kent 150%; Mr. Fayard 125%; Ms. Minnick 125%; and Mr. Reyes 125%. In calculating the amount of the actual payout, the incentive plan provides that an individual personal performance factor is also to be included in the calculation. The personal performance factor ranges between 0% and 160%. As a result, a Named Executive Officer may not receive any actual payout even if the target financial performance levels are met. Additionally, if financial performance exceeds the target the resulting award may be larger. For a more detailed discussion of the annual incentive award for 2006, see Compensation Discussion and Analysis beginning on page 31.

Estimated Future Payouts Under Equity Incentive Plan Awards

The award to Mr. Isdell represents PSUs granted on February 16, 2006 under the 1989 Restricted Stock Plan.  The performance period for the award is January 1, 2006 to December 31, 2008. The amount recognized for financial reporting purposes under SFAS 123R of the target award of 160,000 performance share units is included in the Stock Awards column (column (e)) of the 2006 Summary Compensation Table.

The Compensation Committee sets award targets for participating executives. The targets are expressed as a number of share units and cannot be increased. The Compensation Committee sets the matrix which describes the percentage, which ranges from 0-150% of the target award, to be granted after performance has been certified. No dividends are paid or accrued during the performance period. At the end of the three-year performance period, subject to meeting the performance criteria, the Compensation Committee grants the individual a restricted stock award determined by performance. These shares are restricted for an additional two years and subject to the participant’s continued employment, unless the participant retires, dies or becomes disabled. Dividends are paid during the additional restriction period at the same rate and at the same time as paid to all shareowners. The participants have voting rights during the restriction period.

The performance criterion for the award to Mr. Isdell is compound annual growth in earnings per share. Mr. Isdell would receive the target award at 8% growth, the threshold award at 6% growth, and the maximum award at 10% growth. No award would be earned if growth is below 6%.

The awards have specific rules related to the treatment of the award, either during or after the performance period, in such events as death, disability and retirement. All of these provisions are described on page 62. In addition, Mr. Isdell’s grant also contains specific provisions in the event of his retirement, which are described on page 64.

The awards to Messrs. Fayard and Kent represent shares of performance-based restricted stock granted on February 15, 2006 under the 1989 Restricted Stock Plan. The performance period for the awards is January 1, 2006 to December 31, 2010. The performance measure for both awards is 2% growth in net income over the performance period. These awards are intended as retention grants. Any separation or termination, including retirement but not including death or disability, will result in complete forfeiture of the awards. The amounts recognized for financial reporting purposes under SFAS 123R of these shares of restricted stock are included in the Stock Awards column (column (e)) of the 2006 Summary Compensation Table.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these awards reflect the Company’s accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named

Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment. If actual Company performance falls below certain thresholds, no payouts are made.

All Other Option Awards

As discussed in Compensation Discussion and Analysis, in 2006, the Company has decided to make all total direct compensation decisions at the same time. Previously, options were awarded to employees, other than the Chief Executive Officer, at the December Compensation Committee meeting and the Chief Executive Officer’s award was made at the February meeting. The Compensation Committee decided that, beginning in 2007, the broad-based option grants would be made in February. Therefore Messrs. Kent, Fayard and Reyes and Ms. Minnick received no option awards in 2006.

Mr. Isdell’s options were granted on February 16, 2006 under the 2002 Stock Option Plan and have a term of ten years from the grant date and vest one-fourth on the first, second, third and fourth anniversaries of the grant date. Mr. Isdell’s grant also contains specific vesting and exercise provisions in the event of his retirement, which are described on page 64. The amount recognized for financial reporting purposes under SFAS 123R is included in the Option Awards column (column (f)) of the 2006 Summary Compensation Table.

The 2002 Stock Option Plan generally provides that the option exercise price may not be less than 100% of the fair market value of Common Stock on the date the option is granted. Under the 2002 Stock Option Plan, the fair market value of a share of Common Stock is based on the average of the high and low prices of the Common Stock on the date of grant. The Company believes that using the high and low prices of the Common Stock is more representative of the fair value than an arbitrary closing price.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these awards reflect the Company’s accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price fluctuations and the Named Executive Officer’s continued employment.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)[22]	(i)		(j)[22]
E. Neville Isdell	80,000	[1]			$59.7500	10/15/2007	140,000	[15]	$6,755,000	299,740	[17]	$14,462,455
	225,000	[2]	225,000	[2]	$48.8900	7/21/2014
	155,173	[3]	465,517	[3]	$43.0800	2/16/2015
			900,000	[4]	$41.3900	2/15/2016
Muhtar Kent	20,000	[5]	60,000	[5]	$43.4300	5/1/2015				85,000	[18]	$ 4,101,250
	37,500	[6]	112,500	[6]	$41.1850	12/13/2015
Gary P. Fayard	17,000	[1]			$59.7500	10/15/2007	14,000	[16]	$675,500	153,369	[19]	$ 7,400,054
	31,250	[7]			$53.4062	10/20/2014
	50,000	[8]			$54.3437	2/15/2015
	83,000	[9]			$57.8437	10/17/2015
	300,000	[10]			$48.2100	5/29/2016
	175,000	[11]			$44.6550	12/17/2017
	84,000	[12]	28,000	[12]	$49.8000	12/17/2013
	62,500	[13]	62,500	[13]	$41.2700	12/15/2014
	45,000	[6]	135,000	[6]	$41.1850	12/13/2015
Mary E. Minnick	10,000	[1]			$59.7500	10/15/2007				153,999	[20]	$ 7,430,452
	24,000	[14]			$65.8750	10/14/2008
	31,250	[7]			$53.4062	10/20/2014
	35,000	[8]			$54.3437	2/15/2015
	57,820	[9]			$57.8437	10/17/2015
	90,000	[10]			$48.2100	5/29/2016
	175,000	[11]			$44.6550	12/17/2017
	84,000	[12]	28,000	[12]	$49.8000	12/17/2013
	65,000	[13]	65,000	[13]	$41.2700	12/15/2014
	36,250	[6]	108,750	[6]	$41.1850	12/13/2015
José Octavio Reyes	21,000	[1]			$59.7500	10/15/2007				87,500	[21]	$ 4,221,875
	27,000	[14]			$65.8750	10/14/2008
	33,750	[7]			$53.4062	10/20/2014
	35,000	[8]			$54.3437	2/15/2015
	50,000	[9]			$57.8437	10/17/2015
	90,000	[10]			$48.2100	5/29/2016
	57,813	[11]			$44.6550	12/17/2017
	84,000	[12]	28,000	[12]	$49.8000	12/17/2013
	80,000	[13]	80,000	[13]	$41.2700	12/15/2014
	40,000	[6]	120,000	[6]	$41.1850	12/13/2015

* Column (g) reflects time-based restricted stock and column (i) reflects performance-based restricted stock and performance share units. The amount in column (i) reflects the threshold, target or maximum award as appropriate. See page 65 for the effect of Ms. Minnick’s departure.

1 These options were granted on October 16, 1997. The options vested one-third on the first anniversary of the grant date, with the remainder vesting in equal monthly installments over the next 24 months.

2 These options were granted on July 22, 2004. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

3 These options were granted on February 17, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

4 These options were granted on February 16, 2006. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

5 These options were granted on May 2, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

6 These options were granted on December 14, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

7 These options were granted on October 21, 1999. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

8 These options were granted on February 16, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

9 These options were granted on October 18, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

10 These options were granted on May 30, 2001. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

11 These options were granted on December 18, 2002. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

12 These options were granted on December 18, 2003. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

13 These options were granted on December 16, 2004. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

14 These options were granted on October 15, 1998. The options vested one-third on the first anniversary of the grant date, with the remainder vesting in equal monthly installments over the next 24 months.

15 These shares of restricted stock vest six months after Mr. Isdell’s retirement, provided that retirement occurs after June 1, 2008.

16 These shares of restricted stock vest on Mr. Fayard’s retirement no earlier than age 62.

17 Reflects 139,740 PSUs that may be converted into shares of restricted stock in February 2008 if the performance criterion is satisfied and 160,000 PSUs that may be converted into shares of restricted stock in February 2009 if the performance criterion is satisfied. In each case, the shares of restricted stock would be subject to an additional two-year holding period.

18 Reflects 35,000 PSUs that may be converted into shares of restricted stock in February 2009 if the performance criterion is satisfied. The shares of restricted stock would be subject to an additional two-

year holding period. Also reflects 50,000 shares of performance-based restricted stock which would vest in February 2011 if the performance criterion is satisfied.

19 Reflects 21,123 PSUs that may be converted into shares of restricted stock in February 2007 if the performance criterion is satisfied, 42,246 PSUs that may be converted into shares of restricted stock in February 2008 if the performance criterion is satisfied and 40,000 PSUs that may be converted into shares of restricted stock in February 2009 if the performance criterion is satisfied. In each case, the shares of restricted stock would be subject to an additional two-year holding period. Also reflects 50,000 shares of performance-based restricted stock which would vest in February 2011 if the performance criterion is satisfied.

20 Reflects 23,000 PSUs that may be converted into shares of restricted stock in February 2007 if the performance criterion is satisfied, 45,999 PSUs that may be converted into shares of restricted stock in February 2008 if the performance criterion is satisfied and 35,000 PSUs that may be converted into shares of restricted stock in February 2009 if the performance criterion is satisfied. In each case, the shares of restricted stock would be subject to an additional two-year holding period. Also reflects 50,000 shares of performance-based restricted stock which would vest in February 2008 if the performance criterion is satisfied.

21 Reflects 17,500 PSUs that may be converted into shares of restricted stock in February 2007 if the performance criterion is satisfied, 35,000 PSUs that may be converted into shares of restricted stock in February 2008 if the performance criterion is satisfied and 35,000 PSUs that may be converted into shares of restricted stock in February 2009 if the performance criterion is satisfied. In each case, the shares of restricted stock would be subject to an additional two-year holding period.

22 Market value was determined by multiplying the number of shares of stock or units, as applicable, by $48.25, the closing price of Common Stock on December 29, 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
E. Neville Isdell	0	$0	0	$0
Muhtar Kent	0	0	0	0
Gary P. Fayard	0	0	0	0
Mary E. Minnick	0	0	50,000	2,067,000
José Octavio Reyes	0	0	0	0

None of the Named Executive Officers exercised any stock options during 2006. The Named Executive Officers as a group held options to acquire 136,000 shares of Common Stock which expired in 2006. These options were granted in 1996. These options were not exercised because the exercise price exceeded the market price of Common Stock throughout the year. As a result, the Named Executive Officers did not realize any value from the expired options, just as shareowners have not realized any appreciation in their investment during this same period.

The value realized on vesting for Ms. Minnick was determined by multiplying the 50,000 shares received by $41.34, the closing price of Common Stock on February 15, 2006, the date the shares vested.

2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)		(e)
E. Neville Isdell	Retirement Plan	12.0833	$301,556		$0
	Supplemental Plan	12.0833	4,154,379		0
	Overseas Plan	20.4167	3,395,049		0
Muhtar Kent	Retirement Plan	18.9167	369,260		0
	Supplemental Plan	18.9167	705,481		0
Gary P. Fayard	Retirement Plan	12.7500	258,867		0
	Supplemental Plan	12.7500	1,737,016		0
Mary E. Minnick	Retirement Plan	23.5833	332,931		0
	Supplemental Plan	23.5833	2,311,559	[1]	0
José Octavio Reyes	Mexico Plan	20.0833	5,084,049		0

1 See page 65 for the effect of Ms. Minnick’s departure.

The formulas used to calculate benefits under the Retirement Plan, the retirement portion of the Supplemental Plan, the Overseas Plan and the Mexico Plan are the same for each participant in each plan.

The Company provides retirement benefits from various plans to its employees, including the Named Executive Officers. Due to the Company’s global operations, it maintains different plans to address different market conditions, various legal and tax requirements and different groups of employees.

The table reflects the present value of benefits accrued by each of the Named Executive Officers from the various plans in which they participate. As a result of tax limitations, a portion of the benefit that would be payable under the Retirement Plan is paid from the retirement portion of the Supplemental Plan. The material terms of the Retirement Plan, the Supplemental Plan, the Overseas Plan and the Mexico Plan are described beginning on page 65.

Generally, compensation utilized for pension formula purposes under the Retirement Plan, the retirement portion of the Supplemental Plan and the Overseas Plan includes salary and annual bonus. Amounts related to stock options, performance share units, restricted stock, Company contributions under the Company Thrift Plans, as well as extraordinary payments, if any, related to hiring or termination of employment are not included in the calculation of compensation for purposes of the pension benefit. The amounts reflected for each plan represent the present value of the maximum benefit payable under the applicable plan. In some cases the payments may be reduced by benefits paid by other Company-sponsored retirement plans or statutory payments.

Under the Mexico Plan, compensation utilized for pension formula purposes generally includes salary, annual incentive, savings fund and other payments made in accordance with Mexican law and customary business practice.

The Company’s pension plans operate in the same manner for all participants and there is no special formula for the Chief Executive Officer or any other Named Executive Officer. The Company’s U.S. plans take into account the employee’s career at the Company as a whole and calculate the pension benefit based on years of service and eligible compensation in the five highest consecutive years out of the last 11 years of vesting service. In the case where a participant retires and then later is rehired by the Company, the calculation is as follows:

1)            Recalculate the accrued benefit taking into account additional years of service, if applicable, and the new eligible compensation (the “New Retirement Benefit”).

2)            Determine the payments already made to the participant upon or in connection with his or her initial retirement (“Prior Benefit Payments”).

3)            Determine the current value of the Prior Benefit Payments assuming that those payments have increased in value at 7% compounded annually through the date of the participant’s subsequent retirement (the “Current Value of Prior Benefit Payments”).

4)            Subtract the Current Value of Prior Benefit Payments from the New Retirement Benefit to determine the net benefit payable to the participant upon his subsequent retirement (“Net Retirement Benefit”).

5)   Determine the net present value of the Net Retirement Benefit.

Mr. Isdell initially retired in 1998. He received payments from Company pension plans during his retirement. Upon his subsequent retirement, his retirement benefits under the applicable plans will be calculated based on the methodology described above. Mr. Isdell’s years of credited service under the Retirement Plan and the retirement portion of the Supplemental Plan will increase as a result of his being re-employed by the Company. His years of credited service under the other Company pension plans will not increase.

The Company generally does not grant additional years of benefit service except in extraordinary circumstances, such as a make-whole in connection with a new hire. No Named Executive Officer has been credited with additional years of benefit service.

The assumptions used by the Company in calculating the pension benefits value are described in the following table. The calculations assume that the Named Executive Officer continues to live and will work at the Company until age 62.

Plan	Measurement Date	Earliest Unreduced Retirement Age	Normal Payment Form	Discount Rate	Mortality Table
Retirement Plan and Supplemental Plan	12/31/2006	62	Life Annuity	6.00%	GAM 94 for males and females
	12/31/2005	62	Life Annuity	5.75%	GAM 94 for males and females
Overseas Plan	12/31/2006	62	60% Joint & Survivor	6.00%	GAM 94 for males and females
	12/31/2005	62	60% Joint & Survivor	5.75%	GAM 94 for males and females
Mexico Plan	12/31/2006	63	Lump Sum	9.00%	GAM 83
	12/31/2005	63	Lump Sum	9.00%	GAM 83

The Company cautions that the values reported in the Present Value of Accumulated Benefit column (column (d)) are theoretical and are calculated and presented pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the year ended December 31, 2006. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s pension plans during any given year when based on the pension plan’s current definition of actuarial present value. As a result, the values in the table above do not represent the value that a Named Executive Officer would receive from the Company pension plans had he or she actually retired on December 31, 2006.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
E. Neville Isdell	$4,455,000	$0	$581,140	$0	$8,069,338
Muhtar Kent	0	0	0	0	0
Gary P. Fayard	469,500	0	97,840	0	933,440
Mary E. Minnick	0	0	70,473	1,123,864	907,205
José Octavio Reyes	N/A	N/A	N/A	N/A	N/A

The amounts reflected in column (b) above reflect each Named Executive Officer’s individual contributions to the Deferred Compensation Plan, the material provisions of which are described on page 68. The entire amount reported in column (b) for Messrs. Isdell and Fayard were reported in bonus column of the Summary Compensation Table in the Company’s 2006 proxy statement. The Company does not match any employee deferral or guarantee a return on deferred amounts.

Mr. Reyes is not eligible to participate in the Deferred Compensation Plan. Mr. Kent became eligible to participate in the Deferred Compensation Plan when he began his Atlanta-based assignment.

The Deferred Compensation Plan allows eligible U.S. based employees, including the U.S. based Named Executive Officers, to elect, before earned, to save on a tax-deferred basis a portion of their salary and/or annual incentive. Up to 80% of base salary and 100% of annual incentive can be deferred. We chose these percentages to provide maximum deferral flexibility, while requiring sufficient non-deferred salary out of which federal withholding requirements and certain other payroll-based items could be funded. The employee then becomes an unsecured creditor of the Company when these amounts, fully earned, would otherwise have been paid. Amounts to be deferred by the employee are shown in the Summary Compensation Table when earned. The employee elects when he or she will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Code. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. The investment risk is borne entirely by the employee. The cash deferred is retained by the Company. The program is designed to be as broad as permitted under tax and labor regulations.

Gains and losses are credited based on the participant’s election of a variety of deemed investment choices. Participants’ accounts may or may not appreciate and may even depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution.

All contributions by the Named Executive Officers are voluntary elections to defer receipt of compensation that they were entitled to be paid in the current year. None of the Named Executive Officers has ever received a Company contribution to his or her account in the Deferred Compensation Plan. Accordingly, the earnings reflected in column (d) of the table above represent deemed investment returns solely from voluntary deferrals.

The Company has the benefit of full unrestricted use of all amounts deferred under the Deferred Compensation Plan.

Payments on Termination or Change in Control

General

Most of the Company’s plans and programs contain specific provisions detailing how payments are treated upon termination or change in control. These are described below. Generally, other than the Company’s broad-based severance plan, the Company does not have any separation or severance agreements with senior executives, including the Named Executive Officers (other than certain arrangements with Mr. Isdell discussed below). Mr. Reyes’ separation arrangements are determined by Mexican law.

The Company’s U.S. severance plan applies to all non-union, non-manufacturing employees and pays benefits in the event that an employee is involuntarily terminated without cause or in connection with a position elimination. The amount of severance varies based on the employees’ grade level and/or length of service and the reason for termination. The maximum amount of severance, which applies to all U.S. based Named Executive Officers, is two years of base pay. Pursuant to Mexican statutory provisions, Mr. Reyes would be entitled to $1,689,985 in the event of an involuntary termination without cause.

The change in control provisions in the various plans are designed so that employees are neither harmed nor given a windfall in the event of a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of shareowners. The change in control provisions generally provide for accelerated vesting, and do not provide for extra payments. The Company does not have individual change in control agreements.

The specific termination and change in control provisions are described below. These provisions apply to all participants in each plan.

Generally, the Company’s plans define change in control to mean a change in control of a nature that would be required to be reported under the proxy rules. A change in control is deemed to have occurred upon (i) any person acquiring beneficial ownership, directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners approve any merger or consolidation resulting in the Common Stock being changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company), any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareowners approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation beneficially own less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation. The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred.

Equity Plans

•       Change in Control

Under the terms of the Company’s stock option plans and restricted stock plans, all unvested options and restricted shares vest upon a change in control. For performance share units that have not yet been converted to shares, there is no provision for a change in control and, as a result, the terms of the performance share units continue to apply.

•       Termination Provisions

The treatment of equity upon termination of employment depends on the reason for the termination. The chart below details the treatment of the various equity plans upon termination, depending on the reason for the termination. In general, if termination is voluntary and not for retirement, unvested equity is forfeited either immediately or within six months of the termination date.

Plan	Termination Other than Retirement	Termination with Severance or Other Involuntary Termination	Retirement (generally, age 55 with 10 years of service, or age 60)
1991 Stock Option Plan and 1999 Stock Option Plan	Employees have six months to exercise vested options. Unvested options are forfeited.	Employees have six months to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees retain the full remaining term to exercise the options.
2002 Stock Option Plan	Employees have six months to exercise vested options. Unvested options are forfeited.	Employees have the greater of six months or the length of the severance period to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees retain the full remaining term to exercise the options.
Restricted Stock Plans	Shares are forfeited unless held until the time specified in the grant.	Shares are forfeited unless held until the time specified in the grant.	Shares are forfeited unless held until the time specified in the grant. Some grants vest upon retirement.
2004-2006 PSUs	All PSUs are forfeited.	After the end of the performance period, a cash payment is made equal to 50% of the value that would have been awarded, prorated based on the amount of time worked in the performance period.	A prorated number of PSUs are converted to shares prior to retirement. The shares remain restricted. Once the performance is certified, the appropriate number of shares, if any, are released.
2005-2007 PSUs	All PSUs are forfeited.	After the end of the performance period, a cash payment is made equal to 50% of the value that would have been awarded, prorated based on the amount of time worked in the performance period.

For grants held at least 12 months, the target number of PSUs are converted to shares prior to retirement. The shares remain restricted. Once the performance is certified, the appropriate number of shares, if any, are released.

2006-2008 PSUs	All PSUs are forfeited.	All PSUs are forfeited.

For grants held at least 12 months, the target number of PSUs are converted to shares prior to retirement. The shares remain restricted. Once the performance is certified, the appropriate number of shares, if any, are released.

If an employee dies, all options from all option plans vest. The employee’s estate has 12 months from the date of death to exercise the options. Restricted stock granted from both restricted stock plans vests and is released to the employee’s estate. For all PSUs, the performance period is shortened to the year ending prior to death and the performance is calculated. The employee’s estate receives a cash payment, prorated for the number of months worked in the performance period, based on the performance results for the shortened period.

If an employee terminates because of disability, all options from all option plans vest. The employee retains the full original term to exercise the options.  Restricted stock granted from both restricted stock plans vests and is released to the employee. For all PSUs, the employee receives a cash payment after the end of the performance period equal to the value of the number of shares that the employee would have earned based on actual performance.

Retirement and Thrift Plans

•       Change in Control

The Retirement Plan and the retirement portion of the Supplemental Plan, the material provisions of which are described beginning on page 65, contain special provisions for change in control. Upon change in control, the age requirements for earliest retirement are lowered from 55 (with 10 years of service) to 50 (with 10 years of service) if a participant terminates employment within 2 years of a change in control.

The Thrift Plan and thrift portion of the Supplemental Plan, the material provisions of which are described on page 66, do not have a special provision for change in control.

•       Termination Provisions

No payments may be made under the Retirement Plan or the retirement portion of the Supplemental Plan until an employee has separated from service and met eligibility requirements. No payment may be made under the Thrift Plan or the thrift portion of the Supplemental Plan until termination of employment, except distributions may be taken from the Thrift Plan after age 59½, whether or not the employee has terminated. Employees who terminate employment prior to earliest retirement age forfeit the retirement portion of the Supplemental Plan that makes up for limits imposed by the Internal Revenue Service.

Individuals who are designated as “key employees” under Section 409A of the Code, which include the U.S. based Named Executive Officers, may not receive payments from the Supplemental Plan for at least six months following termination of employment, to the extent the amounts vested after January 1, 2005.

Annual Incentive Plan

•       Change in Control

Upon a change in control, employees generally receive the target amount of the incentive after the end of the performance year. This amount is prorated if the employee leaves during the year.

•       Termination Provisions

Generally, employees must be employed on December 31 to receive a cash incentive for the year. If an employee is eligible for retirement, he or she generally receives a prorated incentive based on actual business unit performance and the portion of the year actually worked.

Deferred Compensation Plan

•       Change in Control

Upon a change in control, any Company contributions to deferred compensation accounts vest. Company contributions to deferred compensation plans are unusual and generally a make-whole payment. None of the Named Executive Officers has received a Company contribution. There are no other special change in control provisions

•       Termination Provisions

Employees who terminate employment after age 50 with five years of service receive payments based on elections made at the time they elected to defer compensation. Other employees receive a lump sum at termination.

Individuals who are designated as “key employees” under Section 409A of the Code may not receive payments from the Deferred Compensation Plan for at least six months following termination of employment, to the extent the amounts were deferred after January 1, 2005.

Arrangements with Mr. Isdell

In connection with Mr. Isdell’s assuming his current position, he was granted a restricted stock award of 140,000 shares on July 22, 2004. The restrictions on the restricted stock award will lapse six months following retirement (with the consent of the Board), as long as retirement occurs after June 1, 2008. In the event that the 140,000 shares of restricted stock are forfeited for any reason other than termination for cause, Mr. Isdell will receive a special cash payment. The cash payment could not exceed the amount the Company has accrued for the restricted shares on the date of forfeiture. In becoming a U.S. resident, Mr. Isdell incurred significant additional taxes on income not related to his current employment with the Company. The cash payment would be intended to make him whole for the period of time he is a U.S. resident and employed by the Company.

Additionally, the Compensation Committee agreed to the following special provisions upon Mr. Isdell’s subsequent retirement:

•       all options granted will vest, however his ability to exercise will be restricted until such time as the options otherwise would have vested had he not retired; and

•       the target award of all PSUs granted will be converted into restricted shares. If the performance criterion is subsequently met, the shares will be released from all vesting requirements.

Quantification of Termination/Change in Control Payments

The amounts shown in the tables below assume that the event that triggered the payment occurred on December 31, 2006. Individuals who are retirement eligible are deemed to have retired rather than terminated.

Termination/Retirement

Name	Retirement	Voluntary Resignation	Termination with Severance Benefits	Involuntary Termination for Cause
E. Neville Isdell	$4,424,043	See Retirement	$7,424,043	$0
Muhtar Kent	Not eligible	$ 0	1,600,000	0
Gary P. Fayard	Not eligible	0	1,261,260	0
Mary E. Minnick	Not eligible	0	1,261,260	0
José Octavio Reyes	Not eligible	1,467	1,689,985	0

For Mr. Isdell, the amount in the Retirement column represents the cash equal to the amount currently accrued on the 140,000 shares of restricted stock described above. In addition, 299,740 PSUs, representing the target awards, would be converted to performance-based restricted stock. This means that even if performance exceeds target, Mr. Isdell would receive nothing over and above target.  There is no guarantee that any shares would eventually be released.  However, in converting  performance share units to performance-based restricted stock, Mr. Isdell would be entitled to receive dividends on the restricted shares.  Dividends payable on April 1, 2007 are included since they have already been declared.  The Board of Directors has not yet declared any additional dividends although the Company has a history of payment of regular and increasing dividends. The amount in the Termination with Severance Benefits column represents all amounts in the Retirement column plus severance benefits described on page 40. For Messrs. Kent and Fayard and Ms. Minnick, the amount in the Termination with Severance Benefits column represents the severance benefits described on page 40. For Mr. Reyes, the amounts in the Voluntary Resignation and Termination with Severance Benefits columns represent the required Mexican statutory payments.

The table does not include the value of pension benefits which are disclosed in the 2006 Pension Benefits table on page 57 or the value of PSUs that were not determinable on December 31, 2006.

Change in Control/Death or Disability

Name	Death or Disability	Change in Control
E. Neville Isdell	$11,013,592	$11,013,592
Muhtar Kent	3,080,612	3,518,020
Gary P. Fayard	3,670,589	4,425,541
Mary E. Minnick	2,853,466	2,853,466
José Octavio Reyes	1,406,200	1,406,200

For Messrs. Isdell and Reyes and Ms. Minnick, the amount in both columns represents the intrinsic value of the accelerated vesting of outstanding unvested options and restricted stock, if any.

For Messrs. Kent and Fayard, (i) the Death or Disability column represents the intrinsic value of the accelerated vesting of outstanding unvested options and restricted stock and (ii) the Change in Control column represents the intrinsic value of the accelerated vesting of outstanding unvested options and restricted stock and the value of the reduction in the earliest retirement age under the retirement plans.

Intrinsic value means for stock options, the difference between the exercise price of a stock option and the closing price of a share of Common Stock on December 31, 2006 and for restricted stock, the difference between the value of the stock on December 31, 2006 and the amount expensed as of December 31, 2006.

Departure of Ms. Minnick

Ms. Minnick left the Company effective February 28, 2007. In connection with her departure, Ms. Minnick is entitled to $1,261,260 under the terms of the severance plan. Ms. Minnick forfeited long-term equity compensation valued at $6,599,705 as of February 28, 2007 and non-qualified retirement benefits valued at $2,341,411 as of February 28, 2007, using the same assumptions used for the 2006 Pension Benefits table on page 57.

Summary of Plans

The following section provides information on Company-sponsored plans noted in the Compensation Discussion and Analysis or in the tables. For the convenience of the reader, we are putting the descriptions of the plans in one location.

Retirement Plans

The Retirement Plan.   The Retirement Plan is a broad-based tax-qualified defined benefit plan that applies on the same terms for substantially all U.S. non-union employees. Generally, pension benefits are based on a percentage of (i) the employee’s final average compensation (the five highest consecutive calendar years of compensation out of the employee’s last eleven years) or (ii) $220,000 for 2006 (the limit set by the Code), whichever is lower, multiplied by the employee’s years of credited service. The term “compensation” for determining the pension benefit includes salary, overtime, commissions and cash incentive awards, but excludes any amounts related to stock options, performance share units or restricted stock. It also excludes any extraordinary payments related to make-whole payments upon hire or termination of employment.

In 2006, an employee could receive no more than $175,000 annually from the Retirement Plan and no compensation in excess of $220,000 per year could be taken into account for calculating benefits under the Retirement Plan.

The Thrift Plan.   The Thrift Plan is a broad-based tax-qualified defined contribution plan that applies on the same terms for most U.S. non-union employees. The Company contributes to each participant’s account an amount equal to 100% of the participant’s contributions but not more than (a) 3% of the participant’s earnings or (b) the amount allowable under the limits imposed under the Code, whichever is lower. For 2006, compensation over $220,000 may not be taken into account under the Thrift Plan. The Company’s matching contribution is invested in Common Stock.

The Supplemental Plan.   The Supplemental Plan makes employees whole when the Code limits the amounts that would otherwise be credited to them under the Retirement Plan or the Thrift Plan. The Supplemental Plan applies on the same terms for all U.S. non-union employees who exceed the limits set by the Code. The Supplemental Plan also operates to keep employees whole when they defer part of their salary or bonus. Otherwise, electing to defer would reduce an employee’s retirement and thrift benefits.

In 2006, an employee could receive no more than $175,000 annually from the Retirement Plan and no compensation in excess of $220,000 per year could be taken into account for calculating benefits under the Retirement Plan. Generally, the pension benefit under the retirement portion of the Supplemental Plan is forfeited unless the employee remains with the Company until his or her earliest retirement date. The earliest retirement date is generally age 55 with 10 years of service or age 60.

Similarly, when limits set by the Code are reached under the Thrift Plan, the Company continues to credit the employee with the Company matching contribution in share units. The value of the accumulated share units, including dividend equivalents, is paid in cash on termination of employment.

The Overseas Plan.   The Overseas Plan provides a retirement benefit to International Service Associates of the Company who are not U.S. citizens, who cannot participate in the Retirement Plan during their international assignments and who do not participate in a local pension plan. The Overseas Plan applies on the same terms to the general population of International Service Associates worldwide. Payments under the Overseas Plan are reduced by benefits paid by other Company-sponsored plans and statutory payments. Participants have the option of electing a lump sum payment under the Overseas Plan.

The International Thrift Plan.   The International Thrift Plan provides a benefit similar to that received by U.S. citizens under the thrift portion of the Supplemental Plan to International Service Associates who are not U.S. citizens. The International Thrift Plan applies on the same terms to the general population of International Service Associates worldwide. The International Thrift Plan provides a credit in Company share units equivalent to 3% of the International Services Associate’s eligible compensation. The value of the accumulated share units, including dividend equivalents, is paid in cash to the individual at termination of employment. Employees are not permitted to make contributions to the International Thrift Plan.

The Mexico Plan.   The Mexico Plan consists of a pension equity plan and a defined contribution plan. The Mexico Plan operates under Mexico's Labor Department rules and regulations and applies on the same terms to the broad-based employee population in Mexico.

The pension equity plan is a defined benefit plan that pays a lump sum amount at retirement, based on the employee's final average salary and points accumulated during employment. An employee earns from 8 to 15 points for each year of service based on age. A maximum of 250 points can be accumulated. The lump sum benefit is the employee's final monthly average salary multiplied by the total accumulated points, then divided by 10. Generally compensation for purposes of the final average salary includes salary, annual incentive, savings fund and other payments made in accordance with Mexican law and customary business practice.

The defined contribution plan is a savings plan in which employees can contribute up to 5% of their compensation on a pre-tax basis. The Company makes a matching contribution equal to 50% of the employee's contribution.

Incentive Plans

Annual Incentive Plan.   The Company maintains an annual incentive program for employees.

Approximately 8,700 employees participated in the incentive plan in 2006. The Compensation Committee may designate one or more performance criteria from the list contained in the plan. The possible shareowner-approved performance criteria are listed on page 31. Target annual incentives are established for each participant. Below a threshold level of performance no payments can be made under the incentive plan.  The program is designed to satisfy the requirements of Section 162(m) of the Code.

Long-Term Incentive Plans

Stock Option Plans.   Stock option plans provide equity compensation which depends on the increase in the price of Common Stock and the creation of shareowner value. Stock options comprise the long-term equity component of compensation for approximately 7,000 employees below the senior executive level and a part of the long-term equity component for senior executives.

The Company currently grants options primarily from the 2002 Stock Option Plan and the 1999 Stock Option Plan. These plans generally provide that the option price must be not less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of Common Stock is the average of the high and low prices on the date of grant. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. The grants provide that stock options generally may not be exercised during the first twelve months after the date of grant. Currently, options vest 25% on the first, second, third and fourth anniversaries of the grant date and have a term of ten years.

The 2002 Stock Option Plan and the 1999 Stock Option Plan each allows shares of Common Stock to be used to satisfy any resulting federal, state and local tax liabilities. Change of control, death, disability and retirement, with certain exceptions, cause the acceleration of vesting.

Restricted Stock Plan.   The 1989 Restricted Stock Plan is designed to focus executives on the long-term performance of the Company. The 1989 Restricted Stock Plan allows flexibility related to grant terms and conditions.

There are currently three types of awards under the 1989 Restricted Stock Plan which are outstanding:

Restricted Stock.   Awards of restricted stock are generally limited to our senior executives. The award may be performance-based or time-based. Shares of stock are granted and transferred into the employee’s name. Shares remain subject to forfeiture until the shares are released under the terms of the award.

Promise to Grant Restricted Stock.   The award may be performance-based or time-based. Restricted stock is granted after pre-determined performance criteria are met or on a certain date in the future. This contractual arrangement is used primarily outside the U.S. Employees may or may not receive dividend equivalents during the term.

Performance Share Units.   Awards of performance share units are currently limited to senior executives. Performance share units provide an opportunity for these executives to receive restricted stock when certain Company performance-related criteria are met. Possible shareowner-approved criteria are listed on page 35. The performance period is generally three years and if performance targets are met, shares are granted with an additional restriction period of two years. For some executives overseas, due to international tax considerations, the restricted shares are not issued until the end of the additional two-year restriction period. Dividends or, when applicable, hypothetical dividends are paid during the additional restriction period.

The majority of outstanding grants are performance share units tied to Company long-term performance measures. The Compensation Committee uses time-based restricted stock sparingly for purposes of attraction and retention and, in certain grants to senior executives, these also include minimal performance criteria.

Other Plans

The Deferred Compensation Plan.   The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program offered to approximately 600 U.S. based employees who are not International Service Associates. Eligible participants may defer up to 80% of base salary and up to 100% of their incentive. Gains and losses are credited based on the participant’s election of a variety of deemed investment choices. The Company does not match any employee deferral or guarantee a return. Participants’ accounts may or may not appreciate and may even depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution. Participants may schedule a distribution during employment, or may opt to receive their balance after termination of employment. Participants who are considered key employees under the Code (generally, the top 50 highest paid executives) may not receive a post-termination distribution for at least six months following separation from the Company. On occasion, in a particularly important hiring situation, the Company may provide a one-time credit to make up for benefits lost at a prior employer. The Company has not provided any credits for any of the Named Executive Officers.

The International Service Program.   Currently, there are approximately 500 International Service Associates. The International Service Program benefits include a housing allowance and, where appropriate, a host country allowance (a cash adjustment designed to provide equivalent purchasing power), a cash allowance recognizing differences in living conditions in the host location, a home leave allowance and currency protection. The program also provides tax preparation services and tax equalization. Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The Company assumes responsibility for foreign taxes while on assignment. This is to ensure that there is no undue hardship or windfall due to taxes while on assignment in a foreign location.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Security Holders	185,939,339	[1]	$48.52	94,825,073	[2]
Equity Compensation Plans Not Approved by Security Holders	0		N/A	—	[3]
Total	185,939,339			94,825,073	[3]

1 Represents shares issuable pursuant to outstanding options under The Coca-Cola Company 1991 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan (collectively, the “Stock Option Plans”).

2 Represents shares of Common Stock which may be issued pursuant to future awards under the Stock Option Plans, the 1983 Restricted Stock Award Plan of The Coca-Cola Company and the 1989 Restricted Stock Plan (including shares which may be issued pursuant to outstanding performance share units).

3 The number of shares issuable pursuant to the plans described below is not presently determinable.

The Company provides a matching contribution in Common Stock under various plans throughout the world. No shares are issued by the Company under any of these plans. Shares are purchased on the open market by a third-party trustee. These plans are exempt from the shareowner approval requirements of the Exchange. These plans are as follows:

The Thrift Plan (U.S.).   Under the Thrift Plan, the Company matches employee contributions to a maximum of 3% of an employee’s compensation, subject to limits imposed by the Code. Employees hired prior to April 1, 2002 are immediately vested in the matching contributions and employees hired after that date vest in the matching contributions over three years. Generally, employees may not withdraw the matching contributions until termination of employment.

The Coca-Cola Export Corporation Employee Share Plan (UK).   Under this plan, the Company matches employee contributions to a maximum of £1,500 per year. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn before a five-year holding period without adverse tax consequences.

Employees’ Savings and Share Ownership Plan of Coca-Cola Ltd. (Canada).   Under this plan, the Company matches 50% of an employee’s contributions to a maximum of 4% of the employee’s salary. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment.

Employee Stockholding Program (Japan).   Under this plan, the Company matches contributions up to 3% of an employee’s pay. The employee is immediately vested in the matching contributions. However,

the matching contributions may not be withdrawn until termination of employment or at specified limited periods.

Share Savings Plan (Denmark).   Under this plan, the Company matches contributions up to 3% of an employee’s pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn for five years without tax liability.

The Company also sponsors employee share purchase plans in several jurisdictions outside the U.S. The Company does not grant or issue Common Stock pursuant to these plans, but does facilitate the acquisition of Common Stock by employees in a cost-efficient manner. These plans are not equity compensation plans.

Share units credited under the thrift portion of the Supplemental Plan, the International Thrift Plan and the Directors’ Deferral Plan are not included since they are paid in cash.

CERTAIN INVESTEE COMPANIES

The Company and its subsidiaries together currently hold approximately 35% of the issued and outstanding shares of CCE and approximately 32% of the issued and outstanding shares of Coca-Cola FEMSA, S.A.B. de C.V. (“Coca-Cola FEMSA”). We call CCE and Coca-Cola FEMSA the “Investee Companies” in the proxy statement.

Certain Related Person Transactions with CCE

James D. Robinson III

A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. In 2006, Delaware North and its subsidiaries made payments totaling approximately $3.6 million to CCE to purchase products in the ordinary course of business. Also in 2006, CCE paid Delaware North approximately $741,000 in marketing related payments in the ordinary course of business.

Berkshire Hathaway

Berkshire Hathaway is a significant shareowner of the Company. Additionally, Warren E. Buffett, a Director of the Company until April 19, 2006, is Chairman of the Board, Chief Executive Officer and a major shareowner of Berkshire Hathaway. McLane and XTRA Corporation are wholly owned subsidiaries of Berkshire Hathaway. In 2006, McLane made payments totaling approximately $2.4 million to CCE to purchase products in the ordinary course of business. In 2006, CCE paid XTRA Corporation and its subsidiaries approximately $2.0 million for equipment leases of trailers used to store and transport finished product in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in Moody’s Corporation to which CCE paid approximately $466,000 in 2006 for providing long-term and short-term credit ratings services.

Ownership of Securities in Investee Companies

The following table sets forth information regarding beneficial ownership of the stock of the Investee Companies, if any, by each Director, each Named Executive Officer, and our Directors and executive officers as a group, all as of February 20, 2007.

Name	Company	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[4]
Herbert A. Allen	Coca-Cola FEMSA	500	[1]	*
Donald R. Keough	CCE	25,508		*
Donald F. McHenry	CCE	1,035		*
	Coca-Cola FEMSA	3,000		*
Gary P. Fayard	CCE	38,327	[2]	*
All Directors and Executive Officers as a Group (25 Persons)	CCE	413,066	[3]	*
	Coca-Cola FEMSA	3,500		*

* Less than 1% of issued and outstanding shares of common stock of the indicated entity.

1 Shares held by ACI.

2 Includes 9,424 phantom units credited under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Nonemployee Directors (the “CCE Plan”), 3,570 deferred stock units granted under the Coca-Cola Enterprises Inc. 2004 Stock Award Plan (the “CCE Stock Award Plan”), and 25,333 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

3 Includes 14,022 phantom units credited under the CCE Plan, 7,140 deferred stock units granted under the CCE Stock Award Plan, and 320,840 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 27, 2007.

4 Phantom units credited under the CCE Plan are not counted as outstanding in calculating these percentages.

REPORT OF THE AUDIT COMMITTEE

For many years, the Company’s Audit Committee (the “Audit Committee”) has been composed entirely of non-management Directors. The members of the Audit Committee meet the independence and experience requirements of the Exchange and the SEC. In 2006, the Audit Committee held eight meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.  Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

During 2006, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with the Company’s general counsel or his designee, independent auditors, and the director of internal audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s chairman and the director of internal audit.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with senior members of management, including the director of internal audit and general counsel, and the independent auditors, the Company’s policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct were also reviewed.

The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for the year ended December 31, 2006, and reviewed with senior members of the Company’s financial management team, the independent auditors, and the director of internal audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareowners, at their annual meeting, to ratify their appointment of the independent auditors.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

•       Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•       Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•       Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2006 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Peter V. Ueberroth, Chair
Ronald W. Allen
Donald F. McHenry
James B. Williams

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS

(Item 2)

The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2007, subject to ratification of the appointment by the shareowners. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by management to be well qualified.

Audit Fees and All Other Fees

Audit Fees.   Fees for audit services totaled approximately $23.2 million in 2006 and $23.2 million in 2005, including fees associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees.   Fees for audit-related services totaled approximately $6.8 million in 2006 and $2.6 million in 2005. Audit-related services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees.   Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $6.5 million in 2006 and $8.0 million in 2005.

All Other Fees.   Ernst & Young LLP did not provide any services not described above in 2006 or 2005.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

Under the policy, pre-approval is generally provided for work associated with the following:

•       registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•       statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

•       due diligence work for potential acquisitions or dispositions;

•       attest services not required by statute or regulation;

•       adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

•       internal control reviews and assistance with internal control reporting requirements;

•       review of information systems security and controls;

•       tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

•       assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors’ independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

Other Information

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of Ernst & Young LLP will be present at this year’s Annual Meeting of Shareowners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. If the shareowners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote
FOR
the ratification of the appointment of Ernst & Young LLP as independent auditors.

APPROVAL OF THE PERFORMANCE INCENTIVE PLAN OF
THE COCA-COLA COMPANY

(Item 3)

We are asking for your approval of the Performance Incentive Plan. While the Performance Incentive Plan itself does not require approval by shareowners, the approval of the Performance Incentive Plan, including the performance criteria described in the Performance Incentive Plan, would give the Company the benefit of a U.S. income tax deduction under Section 162(m) of the Code for certain covered employees. The Company may make awards under the Performance Incentive Plan whether or not the Performance Incentive Plan is approved.

The Performance Incentive Plan provides for annual incentive awards to officers and other participating employees. The purpose of the Performance Incentive Plan is to promote the interests of the Company and its shareowners by providing an incentive for participating employees to meet specified performance goals. The Performance Incentive Plan rewards outstanding performance by those individuals whose decisions and actions affect the sustainable growth, profitability and efficient operation of the Company. The performance criteria set forth in the Performance Incentive Plan are intended to align the interests of participating employees with the interests of shareowners.

Previously, the Company maintained three separate annual incentive plans. However, only one plan was utilized in 2006. This Performance Incentive Plan replaces and consolidates all annual incentive plans into one plan. All annual incentive-eligible employees, including senior executives and elected officers, will participate in a single plan. This Performance Incentive Plan will be utilized for annual incentives for 2007 and after.

Tax Issues

Section 162(m) of the Code limits the deductibility of compensation of “covered employees” to $1 million per year unless the compensation qualifies as “performance-based.”  Cash incentive compensation can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

•       the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

•       the performance criteria are established by a committee that is comprised solely of two or more outside directors;

•       the material terms of the compensation and performance criteria are disclosed to and approved by shareowners before payment; and

•       the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

We are requesting shareowner approval in order to meet the third requirement listed above.

Summary of the Performance Incentive Plan

The following summary of the Performance Incentive Plan is qualified in its entirety by the text of the Performance Incentive Plan, which is available on the Company’s website www.thecoca-colacompany.com or by contacting the Company as set forth on page 93. The Performance

Incentive Plan is administered by the Compensation Committee, at least two members of which are “outside directors” under Section 162(m) of the Code.  The Compensation Committee is also authorized to appoint a Management Committee to assist in the administration of the Performance Incentive Plan.  The Compensation Committee selects participants, sets the performance criteria and targets, and makes all decisions with respect to executives governed by the Compensation Committee. The Management Committee may handle other administrative items and make decisions with respect to employees who are not senior executives or elected officers.

The major provisions of the Performance Incentive Plan are as follows:

Eligibility.   The Compensation Committee decides which employees or categories of employees are eligible for participation in the Performance Incentive Plan. Eligible employees must be at least a certain minimum job grade and must be recommended for participation. Generally, middle-level professional employees and higher participate in the Performance Incentive Plan. For 2007, approximately 9,000 employees will participate in the Performance Incentive Plan.  The Compensation Committee selects eligible participants no later than 90 days after the beginning of the year.

Limitation of Benefits.   Under the Performance Incentive Plan, no participant may receive an award greater than $10,000,000 for any year. This limitation is unchanged from the prior plans.

Determination of Performance Criteria and Performance Goals.   No later than 90 days after the beginning of the year, the Compensation Committee will determine the target award for each participant or category of participant. This is typically specified as a percentage of salary. In addition, the Compensation Committee will choose one or more performance criteria to be applied and set the performance goals for each of the criteria. When the Compensation Committee sets the performance goals, the Compensation Committee may take into account any extraordinary or one-time or other non-recurring items or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set or the assumptions made by the Committee regarding such goals.

The Compensation Committee may choose one or more of the following performance criteria:

•	increase in shareowner value	•	earnings before interest, taxes, depreciation and
•	earnings per share		amortization
•	net income	•	goals relating to acquisitions or divestitures
•	return on assets	•	unit case volume
•	return on shareowners’ equity	•	operating income
•	increase in cash flow	•	brand contribution
•	operating profit or operating margins	•	value share of nonalcoholic ready-to-drink
•	revenue growth of the Company		segment
•	operating expenses	•	volume share of nonalcholic ready-to-drink
•	quality as determined by the Company’s Quality		segment
	Index	•	net revenue
•	economic profit	•	gross profit
•	return on capital	•	profit before tax.
•	return on invested capital

Determination and Payment of Awards.   After the end of the year, the Compensation Committee will review the performance against the pre-established performance goals. The Compensation Committee will certify the extent, if any, to which the performance measures have been met. The Compensation Committee (for senior executives and elected officers) and the Management Committee (for other employees) will also review the individual’s performance. The ultimate award may be reduced or increased based on individual performance. If, however, the award is increased to a level in excess of the amount that would be paid solely on account of objectively measurable criteria, the incremental amount would not be tax deductible for covered employees.

Awards are payable in cash. The awards are paid on or about March 15 of the year following the year for which the performance is measured. In rare situations, the Compensation Committee, in its sole discretion, may pay awards through the grant of stock options under the Company’s stock option plans, or by issuing stock under the 1989 Restricted Stock Plan. For U.S.-based employees who are also eligible for the Company’s Deferred Compensation Plan, awards under the Performance Incentive Plan may be deferred, provided the election to defer is made in a timely manner under the provisions of the Deferred Compensation Plan.

Termination of Employment

Generally, a participant must be employed through December 31 of the applicable year in order to receive payment of an award for that year. If a participant retires or dies during a year, the participant or the participant’s estate is entitled to a prorated award. Any prorated amount would not be paid until the performance period has ended and the Compensation Committee has certified the award.

Change in Control

The Performance Incentive Plan contains a change in control provision substantially similar to the provision in other Company plans. In the event of a change in control, the performance goals are deemed to have been met at the target level. A participant is entitled to a nonforfeitable award equal to his or her target award, prorated for the number of months the participant is employed during the year. The payment is made in cash after the end of the year or, if earlier, upon the participant’s termination of employment.

Estimate of Benefits

The amount of incentive compensation to be paid to the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company depends on Company performance, individual performance and the discretion of the Compensation Committee. The amount for 2007 is not currently determinable. The target incentive award for the Chief Executive Officer and the other Named Executive Officers is as follows:

Name	Target Incentive Percentage	Target Incentive Amount
E. Neville Isdell	200%	$3,300,000
Muhtar Kent	175%	1,750,000
Gary P. Fayard	125%	882,883
Mary E. Minnick	N/A [1]	N/A
José Octavio Reyes	125%	699,876

[1]	Ms. Minnick is not eligible to participate in 2007 because she is no longer employed by the Company.

The annual incentive payable for 2006 under the predecessor annual incentive plan is set forth in the 2006 Summary Compensation Table on page 44.

No amounts are payable to Directors of the Company who are not also officers.

Amendment and Termination of the Performance Incentive Plan

The Compensation Committee may amend, modify, suspend, reinstate or terminate the Performance Incentive Plan in whole or in part at any time or from time to time; provided, however, that no such action will adversely affect any right or obligation with respect to any existing award. The Compensation Committee and the Management Committee may deviate from the provisions of the Performance Incentive Plan to the extent such committee deems appropriate to conform to local laws and practices.

Federal Income Tax Consequences

Under present federal income tax laws, participants will realize ordinary income in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Performance Incentive Plan and the award satisfy the requirements of Section 162(m) of the Code. It is the Company’s intention that the Performance Incentive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Section 162(m) of the Code. Tax consequences in countries other than the United States will vary based on the laws of the foreign jurisdiction, but generally are similar to the United States.

The Board of Directors recommends a vote
FOR
the proposal to approve the Performance Incentive Plan of
The Coca-Cola Company.

PROPOSALS OF SHAREOWNERS

Items 4 through 8

The following five proposals were submitted by shareowners. If the shareowner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will only list the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareowner Proposal Regarding Management Compensation (Item 4)

Mary F. Morse, 212 Highland Avenue, Moorestown, New Jersey 08957, owner of 1,000 shares of Common Stock, submitted the following proposal:

PROPOSAL

     I, Mary F. Morse, of 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of $2000.00 or more in Company stock, propose that the remuneration to any of the top five persons named in Management be limited to $500,000.00 per year, plus any nominal perks. This program is to be applied after any existing programs now in force for options, bonuses, SAR’s, etc., have been completed, and severance contracts should be discontinued, as they are also a part of remuneration programs.

This proposal does not affect any other personnel in the company and their remuneration programs
REASONS
The limit of one half million dollars in remuneration is far above that needed to enjoy an elegant life-style.

     Throughout Corporate history, only a few persons whom have created a corporation now remain in Management. Some descendents have inherited top positions, while most have attained them through recommendations, ability, or influence, not necessarily providing increased earnings for a company. These come from the product or services, its public acceptance, advertising and the workforce.

     Due to an unfair removal of the word: “Against” since about Year 1975, and ONLY in the “Vote for Directors” column, Management nominees for that position are rarely defeated, as receiving only as little as one vote guarantees election, and in turn, Directors re-elect management and reward them. The term was devised and incorporated in 6 or 8 states of high company registrations as a state and corporate “Rule”. “Right of Dissent” is denied, and shareowners may not vote “No” or “Against” and be counted as such.

This unfairness has yet to be corrected by the Commission as requested.

     The Ford Motor Company reinstated “Against” several years ago, showing the American Way of proper corporate proxies presentations. Exxon-Mobil has reverted to a majority vote for election of Directors., a fine decision for shareowners !

Thank you, and please vote “YES” for this Proposal. It is for YOUR benefit !

Statement Against the Shareowner Proposal Regarding Management Compensation

We do not believe this proposal is in the best interest of our shareowners, for the following reasons:

We believe that limiting compensation for senior management to $500,000 would put the Company at a significant disadvantage by undermining the ability to attract and retain the talent required to deliver business results and, in turn, shareowner value.

The Compensation Committee of the Board of Directors is active, engaged and composed entirely of independent directors, for maximum independence and effectiveness.  The Committee oversees the pay mix for executives. It ensures that the Company’s senior executives are paid for performance and according to the competitive market value for their unique role. The Committee consults directly with internal and outside experts, where appropriate, to advise it independently on compensation trends and approaches that will enable the Company to attract and retain high-performing executives.

The Board believes our Compensation Committee has the expertise and familiarity with the market necessary to make prudent decisions about compensation and severance arrangements.

The Board of Directors recommends a vote
AGAINST
the proposal regarding management compensation.

Shareowner Proposal Regarding an Advisory Vote on the Compensation Committee Report (Item 5)

The Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owner of 500 shares of Common Stock, submitted the following proposal:

RESOLVED, that stockholders of the Coca-Cola Company (“Coca-Cola”) urge the board of directors to adopt a policy that Coca-Cola stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Coca-Cola has not always been structured in ways that best serve stockholders’ interests. For example, in 2005 Chairman and CEO E. Neville Isdell received $251,902 for personal use of company aircraft. Mr. Isdell’s 2005 pay package included a $4,500,000 bonus and 620,690 stock options.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Coca-Cola’s board to allow stockholders to express their opinion about senior executive compensation at Coca-Cola by establishing an annual referendum process. The results of such a vote would, we think, provide Coca-Cola with useful information about whether stockholders view the company’s senior executive compensation, as reported each year, to be in stockholders’ best interests.

We urge stockholders to vote for this proposal.

Statement Against Shareowner Proposal Regarding an Advisory Vote on the Compensation Committee Report

The Board of Directors of the Company believes that good corporate governance and accountability to shareowners are not only marks of good management, but critical to a successful enterprise. We are strongly supportive of advancing appropriate and effective mechanisms to enhance constructive dialogue between shareowners and Directors.

This proposal calls for a non-binding advisory vote on the compensation report which appears in the proxy statement. However, we believe that more effective mechanisms are already available for the Company’s shareowners to communicate concerns to the Board about compensation or other matters.

For example, shareowners reflect their confidence or lack of confidence in the Compensation Committee’s work through the election of Directors. This vote is more impactful because it determines, pursuant to the Company’s majority vote By-Law, who will serve on the Board and ultimately make decisions about compensation. In contrast, the advisory vote would not change the contents of the Committee’s report nor have legal bearing on any compensation arrangement.

We believe that current disclosure of our compensation practices, combined with the SEC’s new disclosure requirements, provide a thorough basis for our shareowners to evaluate the Company’s use of compensation to drive business results and to make an informed choice in their vote for the election of Directors. The proxy statement provides detailed disclosure of compensation for executive officers and a detailed report setting forth the Company’s approach and philosophy with respect to executive compensation.

The Board of Directors recommends a vote
AGAINST
the proposal regarding an advisory vote on the
Compensation Committee Report.

Shareowner Proposal Regarding Chemical and Biological Testing (Item 6)

Alice de V. Perry, 247 Saint Ronan Street, New Haven, Connecticut 06511, owner of 328 shares of Common Stock, submitted the following proposal:

WHEREAS:

—Coca-Cola and its shareholders have suffered millions of dollars in lost sales, and damage to our corporation’s reputation as a result of questions about the safety of its beverage products, especially bottled water;

—In March 2004, just five weeks after the launch of Dasani bottled water in Great Britain, Coke had to recall 500,000 bottles of Dasani found to contain illegal levels of potentially carcinogenic bromate, which entered the water during the bottling process;

—In August 2006, seven states in India announced bans on the sale of Coke products after the Centre for Science and the Environment reported widespread pesticide contamination in Coke’s products that exceeded allowable limits;

—Coke’s public relations blitz to fight the charges—placing newspaper ads, flying in scientists from other continents, sending lobbyists to visit Indian officials—cost shareholders an undisclosed amount of money;

—In August 2003 Coca-Cola products in India had also been found to contain dangerous levels of pesticides;
—Coke defends itself by claiming uniform product quality standards around the world, yet refuses to release the data that would allow skeptical consumers to verify this claim;

—Coca-Cola’s bottled water in the United States is regulated by the Food and Drug Administration (FDA), which requires that bacteria be tested for weekly, other prohibited compounds quarterly or annually, but does not require that the results of the testing be publicly disclosed;

—The FDA reviews the tests periodically, but lacks the authority to order a recall even when it is aware that test results exceed legal limits;
—Americans’ preferred beverage—tap water—is regulated by the Environmental Protection Agency (EPA), which requires large water systems to test for bacteria at least 100 times a month;

—The EPA requires public water system operators to publish and distribute annual reports listing the cumulative range of all of the tests conducted during the year and explanations of any tests that exceeded allowable limits and any corrective action taken;

—A 2003 Gallup poll sponsored by the EPA found that 94% of Americans agreed that receiving information on possible contaminants in their tap water was important.
BE IT RESOLVED:

Shareholders request that the Board adopt a policy of annually publishing a report on chemical and biological testing data for Coca-Cola’s beverage products. The report shall contain the following information:

• The cumulative results of independent laboratory tests of its product quality against the applicable national laws and against the global quality standards that Coca-Cola has established;

• In cases where individual tests exceed contaminants permitted under national regulations or Coca-Cola’s internal quality standards, an explanation shall be provided that includes the corrective action taken;

The report shall be prepared at reasonable expense and may omit proprietary information or disclosures prohibited by national law. The company shall make consumers aware of the availability of these reports and how to access this information.

SUPPORTING STATEMENT
We believe that disclosure of this information will help restore public confidence in Coca-Cola’s products and protect our company’s reputation.

Statement Against Shareowner Proposal Regarding Chemical and Biological Testing

Safety and quality are this Company’s highest business objective. The products produced by our Company and Coca-Cola bottlers are among the highest quality products in the world today.

Our commitment to product quality and safety has been enduring for more than 120 years. That is why, contrary to what this proposal suggests, independent research has shown over and over again that one of the main reasons Coca-Cola products appeal to consumers is their consistently high quality.

The safety and quality of our beverages are ensured through The Coca-Cola Quality System. This Quality System has been benchmarked against the highest international quality standards (ISO 9001 and Hazard Analysis Critical Control Point system which is recognized worldwide as the leading food safety program). Before any Coca-Cola product goes to market, more than 400 analytical tests are performed to ensure it meets our high standards.

Because of the systems we have in place, our consumers, customers and shareowners can be assured of our record around quality and safety. Our business successfully operates in more than 200 countries and produces more than 24 billion unit cases of beverages every year. In almost every instance our manufacturing practices go beyond local regulations for food products, but at a minimum we meet all local regulatory standards regarding product safety and quality. It is important to note that even in rare instances where a product does not meet our rigorous standards, we have effective mechanisms in place to recall product swiftly, and we have done so when necessary.

The Company does report publicly on the actions we are taking to improve our performance as a leading corporate citizen through our annual Corporate Responsibility Review.  In the spirit of continuous improvement, we constantly challenge ourselves to ensure we are transparent in our communications with outside stakeholders and the general public on all issues material to the performance of our business. As part of our reporting process, we work with outside stakeholders to evaluate our data and reporting against national and international norms.

Product quality and safety are included in the marketplace section of our Corporate Responsibility Review. In addition, our annual Environmental Report further details our progress and efforts to reduce our impact on the environment—from water and energy usage to solid waste and recycling rates. Information regarding our work around the quality and safety of our products can be found in the Corporate Responsibility section of our website at www.thecoca-colacompany.com.

The Board of Directors understands the need for transparency in all matters, especially regarding product safety and quality. We also understand that because of this Company’s leadership position, we must hold ourselves to a higher standard, and do. With that said, given the Company’s robust processes to ensure product quality and safety, we do not believe that the expansive public reporting of lab results being requested in this proposal would yield useful information to consumers and therefore is unnecessary.

The Board of Directors recommends a vote
AGAINST
the proposal regarding chemical and biological testing.

Shareowner Proposal Regarding Study and Report on Extraction of Water in India (Item 7)

William C. Wardlaw, III, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581, owner of 35,564 shares of Common Stock, submitted the following proposal:

WHEREAS, the 2004 Environmental Report published by The Coca Cola Company states, “Water is essential for life, and water scarcity is fast becoming one of the world’s most pressing global challenges.”;

WHEREAS, the Coca-Cola company is a major user of water globally, using 283 billion liters of water in 2004 alone;
WHEREAS, a Joint Parliamentary Committee appointed by the Indian government found that the water levels in many parts of the country are getting depleted alarmingly;

WHEREAS, there have been numerous public protests of The Coca-Cola Company’s operations throughout India, involving thousands of Indian citizens and several non-governmental organizations in several states of the country;

WHEREAS, the Coca-Cola bottling plant in Plachimada has been shut down since March 2004 for allegedly exploiting the groundwater, leading to shortage of water for drinking and irrigation purposes, and the plant has been the subject of rulings unfavorable to the company’s ongoing operations by local government and Indian courts. These include a rejection of Coca-Cola’s license application by the council of village leaders, an order by the Kerala Pollution Control Board to stop operations, and an appeal by the Kerala state government to the Indian Supreme Court challenging Coca-Cola’s right to draw groundwater.

WHEREAS, other Coca-Cola plants, including Mehdiganj and Kala Dera, are facing similar pressure from local communities;
WHEREAS, shareholders believe there is a need to study, report and act on the impact on our company’s value from decisions to do business in sensitive areas of water scarcity;

RESOLVED, shareholders request that the independent directors of the Board of The Coca-Cola Company commission—at reasonable cost and omitting proprietary information—a study that would lead to a report on the potential environmental and public health damage of each of its plants, affiliates and proposed ventures extracting water from areas of water scarcity in India. The report should consider the implications of a policy of refraining from extracting ground and surface water in India and should be available to investors by the 2008 annual meeting. The study and the report should be commissioned to an independent, third party organization which has no past or present relationship with the Coca-Cola Company or the campaign against the Coca-Cola Company.

Supporting Statement

We welcome our company’s interest in water conservation and management, and as shareholders we believe, in addition to recognizing the issue, there is a need to study and disclose the impact on our company’s value from decisions to do business in areas where the water supply is at risk. This would allow shareholders to assess the risks created by the company’s activity in these areas as well as the company’s strategy for managing these risks.

Statement Against Shareowner Proposal Regarding Study and Report on Extraction of Water in India

The Board of Directors recognizes that water is a precious natural resource under growing stress around the world. We also understand that water quantity and quality can greatly impact the Company’s business.

The annual worldwide production of our beverages requires more than 73 billion gallons of water. That is a little less than half the amount used each year in metropolitan Atlanta. Because our business depends on water, we have a responsibility to lead in this area.

The Company already has an established, global program for monitoring and minimizing its use of water and is working to conserve this precious natural resource, especially in areas of the world where quality and scarcity are major geographic and social issues. In 2005, our system-wide water use efficiency improved by 4 percent from 2004. From 2002 to 2005 our global water use decreased approximately 9.4% while production volume increased approximately 10%.

As to groundwater issues in India, last year we agreed to an independent assessment of our water resource management practices in India. We have honored this commitment; in mid-September 2006, The Energy and Resource Institute (TERI), a well respected India-based nonprofit research organization, began an assessment of our Company’s current water resources management practices in India. TERI is working with an independent steering committee that will oversee the study and provide strategic direction to the assessment process. TERI expects to complete the assessment and produce a public report in the first quarter of 2007.

The beverage industry is responsible for less than one-half of one percent of total water usage in India, making it one of the most efficient users of water in the country. The Company specifically has reduced our water use ratios in India by 34 percent between 1999 and 2005.

Since 2005, we have installed 220 rainwater harvesting structures spread across 17 states in India, including locations at schools and farms. At our plants, the collected water is used for plant functions and for recharging aquifers. Through our rainwater harvesting efforts in India a significant percentage of the total water we use in our operations is renewed and returned to groundwater systems.

Beyond India, the Company has developed and is implementing a long-term, multi-dimensional strategy to continually improve our management of water resources. To date, we have taken the following actions:

Global Water Assessments:

•       In 2004, we conducted a qualitative water assessment at the operating division level.

•       In 2005, we followed our qualitative water assessment with a quantitative, plant-level risk assessment. To provide for a better understanding of water use at the plant level, we assessed compliance with internal standards; water use efficiency; impact of our operations on available water supplies; and potential for social and competitive pressures to cause a substantial impact on our business and reputation. The results of this work identified priority action areas where we are now engaged in developing water management strategies that take into account the local water situation.

•       In 2006, we conducted a global assessment of the stress on available water supplies in the watersheds of over 1,100 production facilities world wide. Using innovative and proprietary analytical techniques, our Company was able to estimate the total quantity of human water use in watersheds where these production operations are located. Total human water use was compared to total amount of available surface water; these ratios were compared to United Nations standards for sustainable water use—thereby defining the stress level in each watershed due to estimated total human water use. Within this analysis we were able to compare each plant’s reported water use to the estimated total human water use within its particular watershed. These results have indicated that, in nearly all cases, the Company production operations are using an extremely small percentage of the available water in their watersheds.

•       The Company has long had an internal audit program to evaluate the environmental performance of our operations including water issues. This program is being expanded to our franchise bottling operations to complement their own, internal assessment and performance programs.

Policies and Standards:

•       In 2004, we revised our environmental due diligence standards used in acquiring new land or businesses to look not only at the typical environmental and worker safety issues associated with the planned operations but also at water availability and quality from a bottling plant’s perspective. Our due diligence standards also look at social issues around water in the community, allowing us to make more well-informed decisions about where a plant is located and/or its size.

•       Recognizing that some operations are located in regions that periodically face drought conditions, we have issued written guidance to our global manufacturing operations on actions to take in such situations. In 2006, we conducted an assessment of changes in average precipitation by comparing average rainfall for the past three years to the average for the available period of record. These results are allowing us to prioritize drought planning efforts.

Community Engagement:

•       The Company is working to proactively engage local communities, with local governments and partners, in water sensitive areas to address social issues of safe water access, sanitation and hygiene education. To date, we’ve launched 69 Community Water Partnership projects in 40 countries around the world.

•       We have developed and are implementing a source water assessment and management program to address the issue of watersheds in which we operate. Such studies go beyond the plant’s needs and address surrounding community land use and water concerns.

The Board understands the need and desire for transparency in all matters, including environmental and worker safety and health issues related to our operations in India and elsewhere. However, we feel that this proposal is unnecessary at this time because the current policies, practices, and reporting methods regarding our operations in India and around the world are adequate and appropriate to ensure ongoing reviews of our environmental footprint. Furthermore, the Board believes that commissioning a study of the type called for in this proposal would create a redundant use of Company human and financial resources.

Information regarding our environmental and water resources stewardship can be found at www2.coca-cola.com/citizenship/environmental_report2005.pdf and www.cokefacts.org

The Board of Directors recommends a vote
AGAINST
the proposal regarding a study and report on extraction of water in India.

Shareowner Proposal Regarding Restricted Stock (Item 8)

Elton W. Shepard, 720 Buff Drive, N.E., Atlanta, Georgia 30342, owner of 26,446 shares of Common Stock, submitted the following proposal:

Since 2001, PepsiCo Has Outperformed Coca-Cola By +55%
			$100 Investment—Stock Price Appreciation Plus Dividends
			1-1-2001	12-31-2005	Return
Coca-Cola			$100	$73	-27%
PepsiCo			$100	$128	+28%
Coca-Cola peaked at $89 in 1998.
During 2004-2005, CEO Isdell Received About $1,000,000 Per Month.
Free Restricted Stock
Base	Bonus	Stock Value	Dividends	Total	Monthly Pay
$2,375,000	$7,365,000	$6,855,000	$227,000	$16,822,000	$990,000*
*17 months of service
Mr. Isdell also received 1,070,000 stock options.
Restricted Stock . . .
Is free.
Has no performance requirements.
Includes dividends and voting rights.
Dilutes the ownership interest of common shareowners.
And, guarantees recipients a profit, even if Coca-Cola stock price decreases.
Restricted Stock Vests 1) Five Years After The Grant, And 2) At Age 62. However, Without A
Shareowners Vote, Our Board Has Repeatedly Released Unvested, Free Shares To Executives Who Did
Not Meet These Two Requirements.
Departing Executive	Value Of Free Unvested Shares Upon Release
Ivester	$98,000,000	...	Ivester’s restricted shares vested at age 55. But, he left at age 52 when our Board added 3 years of service to his age. Under Ivester our stock price dropped from $58 to $52.
Stahl	$19,100,000	...	Stahl also received a $3,500,000 cash severance.
Daft	$8,320,000	...	Under Daft our stock fell from $52 to $51.
Chestnut	$5,190,000
Frenette	$3,600,000
Isdell	$3,050,000	...	CEO Isdell also received $19,440,000 in free, vested shares when he left in 1998, plus $6,900,000 in free restricted shares when he returned in 2004.
Dunn	$2,500,000
Ware	$1,600,000
Total	$141,360,000

Two Other Executives Received Free, Vested Shares At Their Departure Under Employment Contracts.
Departing Executive	Value Of Free Restricted Shares Upon Release
Patrick	$3,490,000	...	Patrick also received a $2,000,000 consulting contract that required “no obligation to work any hours during any period of time.”
Heyer	$2,080,000	...	Heyer also received an $8,000,000 cash severance. In 2006, he switched Starwood Hotels to PepsiCo.
36,000,000 Free Restricted Shares Have Been Granted Since 1983.
These shares have a current market value of $1.7 billion dollars.
Three (3) executives received 44% of these free restricted shares.
Coca-Cola Grants Another Form Of Free Restricted Stock Called Performance Share Units. But, . . .
PSU grants vest in 3 years, not at age 62.
PSU grants are released two years after vesting.
And, unvested PSU grants can be released without a shareowners vote.
PSU Grants Vest If Earnings Per Share Targets Are Achieved. However, in 2005, The Securities & Exchange Commission Determined That Coca-Cola Artificially Inflated Earnings Per Share When . . .
71,000,000 concentrate gallons, worth $1,200,000,000, were “channel stuffed” from 1997-1999 in Japan.
As a result, EPS exceeded analysts estimates in 8 out of 12 quarters.
If Earnings Per Share Targets Are Not Achieved, PSU Grants Are Forfeited. However, For Every PSU Forfeited, Three New PSU’s Have Been Awarded.
			2003—2005 Performance Share Unit Summary
			Granted	Forfeited
Number PSU’s			2,587,000	881,000
John Bogle, Founder Of The Vanguard Group, Has Said . . .
“As Directors often turned over to managers the virtually unfettered power to place their own interests first, the concept of stewardship became conspicuously absent from corporate America.”
In 2006 My Proposal Received 527,000,000 Votes or 32%.
Thanks.
Resolved That Shareowners Urge Coca-Cola’s Board That A Significant Percentage Of Future Awards Of Free Restricted Stock And Performance Share Units . . .
Are performance based;
Are tied to company specific performance metrics, performance targets and timeframes clearly communicated to shareowners;
And, can not be prematurely released or substantially altered without a shareowners vote.

Statement Against Shareowner Proposal Regarding Restricted Stock

The provisions of this proposal have been substantially met, and the proposal seeks to modify what shareowners have already approved.

The Company’s restricted stock program already links compensation and performance and incorporates the use of performance-based grants. A significant percentage of the Company’s restricted stock and performance share units (PSUs) are already performance-based and are already tied to Company specific performance metrics and timeframes that are communicated to shareowners.

1.              In 2001, shareowners approved an amendment to the 1989 Restricted Stock Plan to allow for performance-based awards.

2.              Currently, the majority of outstanding awards under the plan are either performance-based restricted stock or PSUs. These awards are tied to specific performance metrics and targets.

3.              In the event performance criteria are not met, shares will be, and have been, forfeited.

4.              Awards are rarely altered and only as outlined in the plan that shareowners have previously approved. In fact, shareowners have approved the performance criteria that may be used for performance awards.

5.              The Compensation Committee has adopted a policy that would limit the release of unvested restricted shares. The policy, adopted last year by the Board, provides for seeking shareowner approval of certain severance arrangements for senior executives that result in payments in excess of 2.99 times total salary and bonus. The policy contains a specific provision addressing the early vesting of equity compensation.

The Board recognizes that not every shareowner agrees with every decision related to executive pay. For instance, over the past few years the Compensation Committee of the Board has reviewed shareowner opinions on executive compensation that ranged from providing only cash-based compensation to providing only restricted stock. The role of the Committee is to set compensation strategy that links to shareowners’ interests.

The Board of Directors understands that executive compensation is an important and appropriate focus for shareowners. To that end, the Compensation Committee of the Board operates within agreements, terms and conditions of plans and programs that have been approved by shareowners.

The Compensation Committee is made up of independent directors and uses an independent advisor who counsels it on decisions related to executive compensation.

The Board of Directors recommends a vote
AGAINST
the proposal regarding restricted stock.

QUESTIONS AND ANSWERS ABOUT
COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS

1.               How do I submit a proposal for action at the 2008 Annual Meeting of Shareowners?

According to our By-Laws, a proposal for action to be presented by any shareowner at the 2008 Annual Meeting of Shareowners shall be out of order and shall not be acted upon unless:

•       the proposal is included in the proxy statement relating to the 2008 Annual Meeting of Shareowners. To be included, proposals must be received at the Office of the Secretary on or before November 13, 2007; or

•       although not included in the proxy materials, the proposal shall have been submitted in writing to the Office of the Secretary on or prior to December 20, 2007, and such proposal is, under law, an appropriate subject for shareowner action.

Proposals should be sent to the Office of the Secretary by fax to (404) 515-0358 or by mail to the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareowneraffairs@na.ko.com.

2.               How does a person communicate with the Company’s outside Directors?

Mail can be addressed to Directors in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

3.               What is householding?

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Shareowner Affairs.

Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact Shareowner Affairs to request that only a single copy of the proxy statement be mailed in the future.

Contact Shareowner Affairs by phone at (404) 676-2777 or by fax at (404) 515-0358 or by mail to Shareowner Affairs, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareowneraffairs@na.ko.com.

4.               Where can I see the Company’s corporate documents and SEC filings?

The Company’s website contains the Company’s Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, the Committee Charters, the Code of Business Conduct and the Company’s

SEC filings. To view the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Committee Charters or Code of Business Conduct, go to www.thecoca-colacompany.com, click on “Investors” and then click on “Corporate Governance.” To view the Company’s SEC filings and Forms 3, 4 and 5 filed by the Company’s Directors and Executive Officers, go to www.thecoca-colacompany.com, click on “Investors” and then click on “SEC Filings.”

5.               How can I obtain copies of the Corporate Governance Guidelines, Committee Charters or the Code of Business Conduct?

The Company will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the Committee Charters or the Code of Business Conduct to any shareowner requesting a copy. Requests should be directed to Shareowner Affairs as described in question 3.

You can also print copies of the Corporate Governance Guidelines, the Committee Charters or the Code of Business Conduct from the Company’s website at www.thecoca-colacompany.com.

6.               How can I obtain copies of the Company’s Annual Report on Form 10-K?

The Company will promptly deliver free of charge, upon request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 to any shareowner requesting a copy. Requests should be directed to the Company’s Consumer and Industry Affairs Department, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301.

7.               How can I obtain a copy of the Performance Incentive Plan?

The Company will promptly deliver, upon oral or written request, a copy of the Performance Incentive Plan to any shareowner requesting a copy. Requests should be directed to Shareowner Affairs as described in question 3. The Performance Incentive Plan is also on the Company’s website as described on page 76.

OTHER INFORMATION

The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Shareowners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to shareowners by its authority.

CAROL CROFOOT HAYES
Associate General Counsel and Secretary

Atlanta, Georgia
March 9, 2007

The 2006 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2006. We have mailed the 2006 Annual Report on Form 10-K to all shareowners. The 2006 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Admission Ticket C123456789

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XXXXXXXXXXXXXX	Electronic Voting Instructions You can vote by Internet or telephone Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 18, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/coca-cola • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
`
Proposals — You must sign the card on the reverse side for your vote to be counted.
The Board of Directors recommends a vote FOR all the Director nominees listed.

1. Election of Directors:	For	Against	Abstain	For	Against	Abstain	For	Against	Abstain

01 - Herbert A. Allen	05 - E. Neville Isdell	09 - James D. Robinson III

02 - Ronald W. Allen	06 - Donald R. Keough	10 - Peter V. Ueberroth

03 - Cathleen P. Black	07 - Donald F. McHenry	11 - James B. Williams

04 - Barry Diller	08 - Sam Nunn

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For	Against	Abstain	For	Against	Abstain

2. Ratification of the appointment of Ernst & Young LLP as Independent Auditors	3. Approval of the Performance Incentive Plan of The Coca-Cola Company

The Board of Directors recommends a vote AGAINST Proposals 4, 5, 6, 7 and 8.

For	Against	Abstain	For	Against	Abstain

4. Shareowner Proposal Regarding Management Compensation	7. Shareowner Proposal Regarding Study and Report on Extraction of Water in India

5. Shareowner Proposal Regarding an Advisory Vote on the Compensation Committee Report	8. Shareowner Proposal Regarding Restricted Stock

6. Shareowner Proposal Regarding Chemical and Biological Testing

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<STOCK#>                           00O9EL

2007 Annual Meeting Admission Ticket

Annual Meeting of Shareowners of

The Coca-Cola Company

Wednesday, April 18, 2007, 10:30 a.m., local time

Hotel du Pont

11th and Market Streets

Wilmington, Delaware  19801

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 18, 2007, at 10:30 a.m., local time. The purposes of the meeting are:

1. to elect 11 Directors to serve until the 2008 Annual Meeting of Shareowners;

2. to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2007 fiscal year;

3. to approve the Performance Incentive Plan of The Coca-Cola Company;

4. to vote on five proposals submitted by shareowners if properly presented at the meeting; and

5. to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 20, 2007 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

• receive this notice of the meeting; and

• vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners of record as of the close of business on February 20, 2007 for inspection by shareowners during normal business hours from April 7 through April 17, 2007 at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors
Carol Crofoot Hayes
Associate General Counsel
and Secretary

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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This Proxy is solicited on behalf of the Board of Directors of The Coca-Cola Company

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Santander De Puerto Rico, Inc., Trustee under the Caribbean Refrescos, Inc. Thrift Plan, and/or (c) JPMorgan Chase Bank, N.A., Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, Coca-Cola Enterprises Inc. Bargaining 401(k) Plan, The Lansing Matched Employee Savings and Investment Plan, The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, and Central States Coca-Cola Bottling Company 401(k) Plan for St. Louis Bargaining Employees, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2007 Annual Meeting of Shareowners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on April 18, 2007, at 10:30 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2007 Annual Meeting of Shareowners by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2007 Annual Meeting of Shareowners and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

Non-Voting Items

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trust, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.